OFFICE LEASE
BY AND BETWEEN
NORTHEDGE DEVELOPERS LLC,
as Landlord,
and
TABLEAU SOFTWARE, INC.,
as Tenant

i

Exhibit A:	Outline and Location of the Premises
Exhibit B:	Legal Description of the Land
Exhibit C:	Work Letter
Exhibit C-1:	Final Plans
Exhibit C-2:	Building Standards
Exhibit C-3:	Tenant Space Plans
Exhibit D:	Commencement Date Certificate
Exhibit E:	Additional Provisions
Exhibit F:	Retail Sign Exhibit
Exhibit F-1:	Office Sign Exhibit
Exhibit G:	Subordination, Non-Disturbance and Attornment Agreement
Exhibit H:	Sales Tax Deferral

ii

OFFICE LEASE
THIS OFFICE LEASE (“Lease”), dated _______, 2015, is made by and between NORTHEDGE DEVELOPERS LLC, a Delaware limited liability company (“Landlord”), and TABLEAU SOFTWARE, INC., a Delaware corporation (“Tenant”). This Lease shall be binding on the parties upon execution and delivery of the signed Lease by both parties. Landlord is authorized to insert the date of Landlord’s execution in the blank above and if no date is inserted, the date of this Lease shall be the date Landlord’s signature was notarized.
1.Basic Provisions
This Section contains a summary of certain basic terms of this Lease (the “Basic Provisions”) all of which are to be interpreted in conjunction with the balance of this Lease.

Premises:
Approximately 207,791 rentable square feet on floors 1 to 4, as generally outlined on Exhibit A, consisting of all of the office space in the Building (the “Premises”), and 1,788 square feet of terrace space (the “Terrace Space”). For purposes of Base Rent and Tenant’s Share, the Terrace Space shall be counted as rentable area. The final Premises will be delivered as described in the drawings referenced in the Drawing Index provided in Exhibit C-1. The Premises will also be finally measured as described in Exhibit C.
Tenant shall also lease approximately 1,500 square feet of “Storage Space” as available in below grade areas, for use for the storage of dry goods and not for occupancy or use as office space. Tenant shall lease all of the Storage Space in the below grade areas.

Building:
The mixed use building (the “Building”) commonly known as NorthEdge, located in Seattle, Washington, on the land legally described on Exhibit B (the “Land”). The Building and related improvements and the Land are collectively referred to as the “Project.”

Term:
132 months (“Initial Term”) plus two (2) options to extend the Initial Term for additional term(s) (each an “Extension Term”) for seven (7) years each. The Initial Term and any Extension Terms validly exercised are referred to as the “Term.” See Exhibit E for the Extension Term.

Commencement Date:
The date on which the Term and Tenant’s obligation to pay Base Rent commences shall be one hundred twenty (120) days after the Delivery Date, but in no event later than the date on which Tenant commences business operations in the Premises.

Expiration Date:	The Term shall end on the last day of the calendar month in which the final anniversary of the Commencement Date occurs.

Base Rent:
Tenant shall pay the following sums for the Premises in accordance with Section 4.1 of this Lease (“Base Rent”):
Time Period Annual Base Rent per Square Foot of Rentable Area
Months 1-12* $35.00
Months 13-24 $36.05
Months 25 – 36 $37.13
Months 37 – 48 $38.25
Months 49 – 60 $39.39
Months 61 – 72 $40.57
Months 73 – 84 $41.79
Months 85 – 96 $43.05
Months 97 – 108 $44.34
Months 109 – 120 $45.67
Months 121 – 132 $47.04
In addition to Base Rent on the Premises, Tenant shall also pay $12 per square foot of Storage Space annually paid by Tenant as “Storage Rent”. Storage Rent shall increase three percent (3%) annually.
*The first twelve months Base Rent (but not Storage Rent) shall be abated as provided in Section 4.1 below. Prepaid Rent (as defined in Section 4.1 below) shall be applied to Base Rent in month 13.
*The first six months of Storage Rent shall be abated.

Tenant’s Share:	Tenant’s Building Share is initially estimated to be 98.3%. Tenant’s Office Share is 100%. The actual Tenant’s Share shall be determined under Section 4.4.
Parking:	Approximately 312 parking stalls. See Section 33.
Tenant Improvements:	Tenant shall complete the Tenant Improvements as provided in Exhibit C.
Allowance:
Landlord shall provide an allowance to complete the Tenant Improvements in the amount of $80.00 per rentable square foot of the Premises (“Allowance”) as provided in Exhibit C, less the sum of Three Hundred Fifty Thousand Dollars ($350,000.00). Tenant shall be responsible for all costs in excess of the Allowance.

Security Deposit:
A cash deposit in the amount of $814,490.04 is due from Tenant within 30 days of execution of the lease. The amount of Security Deposit shall be modified in the event a remeasurement changes the Premises size. In such event, the amount of the Security Deposit shall be equal to the amount of Base Rent that would be payable in the 132nd month of the Lease Term. See Section 5.

Address for Rent Payments:	2025 First Avenue, Suite 1212, Seattle, WA 98121
Landlord Address for Notices:	2025 First Avenue, Suite 1212, Seattle, WA 98121 With a copy to Urban Renaissance Group, LLC 1425 Fourth Avenue, Suite 500, Seattle, WA 98101

Andrew Pellman
AIG Global Real Estate Investment Corp.
121 Spear Street, 5th Floor, San Francisco, CA 94105

General Counsel
AIG Global Real Estate Investment Corp.
32 Old Slip, 28th Floor, New York, NY 10005

Tenant Address for Notices:
Tableau Software, Inc. at the Premises
and at
837 North 34th Street, Suite 200
Seattle, Washington 98103
Attention: Legal Department

With a copy to
837 North 34th Street, Suite 200
Seattle, Washington 98103
Attention: Director of Real Estate

Brokers:	Colliers International represents Landlord Flinn Ferguson represents Tenant

2.    Premises and Project.
2.1    Premises. Landlord leases the Premises to Tenant and Tenant leases the Premises from Landlord on all of the terms and conditions set forth in this Lease. As used in this Lease, the term “Rentable Area” shall mean the square footage of space calculated using the “Office Buildings: Standard Methods of Measurement - Legacy Method A adopted by BOMA International (ANSI/BOMA Z65.1-2010) Landlord shall construct the Building in accordance with Exhibit C. Upon completion of the Building, the Rentable Area of the Premises and the Building shall be verified pursuant to Exhibit C. If the final measurement is different from the measurement set forth in the Basic Provisions, Landlord shall prepare and the parties shall sign an amendment to this Lease to confirm the actual square footage. Immediately adjacent to the Premises are certain outdoor areas, consisting of decks and terraces on or adjacent to the second and third floors; although not included in rentable area calculations (except for the Terrace Space), such decks and terraces shall be included in the Premises for purposes of Tenant’s insurance and indemnity obligations (including the Terrace Space). Tenant shall have the exclusive use of these decks and terraces, and shall be solely responsible for all maintenance and repair costs for such decks and terraces.
2.2    Project. The Project is part of a mixed-use development known as NorthEdge. Tenant acknowledges that Landlord has not made any representation or warranty with respect to the condition, suitability or fitness of the Premises or the Project except as expressly set forth herein and is not bound by any representation or warranty made by any other party including any broker or property manager retained by Landlord. Tenant further acknowledges that Landlord has not made and Tenant has not relied on any representation or warranty with respect to the occupancy by any tenant of the Project, the date on which any tenant will occupy its space or the use to which any other tenant will put its space (subject to Exhibit E). So long as Tenant is occupying the Premises, Tenant shall have the nonexclusive right to use certain areas and facilities outside the Premises that are designated by Landlord from time to time for the general nonexclusive use of tenants of the Building (the “Common Areas”), subject to the terms of this Lease.
2.3    Reserved Rights. Landlord in its discretion may increase, decrease, or change the Common Areas and Project amenities from time to time. Landlord reserves the right from time to time to install, use, maintain, repair, relocate and replace pipes, ducts, conduits, wires, meters and other equipment to serve the Premises and other parts of the Building provided that if they are located within the Premises, they must be attached to the structure or located in or adjacent to existing vertical penetrations, above the intended level of the ceiling system (whether or not a dropped ceiling is installed), below the floor, within the walls or in the central core areas of the Building or shall otherwise be designed to be minimally intrusive. Landlord reserves the right from time to time to change the size, layout and dimensions of the Building or any part thereof. Landlord may erect scaffolding and other necessary structures where reasonably required by the character of the work to be performed. Notwithstanding the foregoing, no such exercise by Landlord of any of its rights pursuant to this Section shall materially impair access to or use of the Premises.
3.    Term.
3.1    Determination of Commencement Date. The Term of this Lease shall commence on the Commencement Date and end on the Expiration Date unless this Lease is extended or sooner terminated in accordance with the provisions hereof. This Lease shall be a binding contractual obligation effective upon execution hereof by Landlord and Tenant notwithstanding the later commencement of the Term. If the Commencement Date occurs on a date other than the first day of a calendar month, there shall be added to the number of years and months of the Term, the number of days left in the remainder of the calendar month in which the Commencement Date occurs and the first month of the Term shall consist of that partial month plus the next full calendar month so that the rent adjustments and the Expiration Date coincide with the first and last days of calendar months respectively. The first year of the Term may therefore include twelve (12) full calendar months plus the partial calendar month in which the Commencement Date occurs.
3.2    Delivery of Possession. Landlord will deliver possession to Tenant upon substantial completion of the Base Building Work under Exhibit C such that the Premises are in TI Ready Shell Condition. Landlord shall use good faith efforts to deliver possession of the Premises to Tenant in the condition required hereunder on or before May 9, 2016 (such date, as may be extended by force majeure or Tenant Delay (as defined in Exhibit C), being the “Target Delivery Date” and the date that the Premises are delivered to Tenant in the TI Ready Shell Condition required under this Lease being the “Delivery Date”). If Landlord fails to deliver possession of the Premises to Tenant in the condition required under this Lease on or before: (i) June 1, 2016 (such date, as may be extended by force majeure or Tenant Delay (as defined in Exhibit C), being the “Late Delivery Date”) Tenant shall be entitled to one (1) day’s free Base Rent for each day following such Late Delivery Date until the earlier of (x) the actual Delivery Date and (y) August 1, 2016 (such date, as may be extended by force majeure or Tenant Delay (as defined in Exhibit C), being the “Penalty Delivery Date”) (ii) the Penalty Delivery Date, Tenant shall be entitled to two (2) days of free Base Rent for each day following the Penalty Delivery Date until the earlier of (z) the actual Delivery Date and (zz) the Outside Delivery Date. If the Delivery Date has not occurred on or before the one hundred eightieth (180th) day following the Target Delivery Date (the “Outside Delivery Date”), then Tenant shall have the right to terminate this Lease in its entirety upon thirty (30) days’ notice by delivering written notice of the exercise of such right to Landlord. Such right of termination may be exercised by Tenant during the period commencing on the day after the Outside Delivery Date and continuing until date Landlord delivers the Premises to Tenant in the condition required under this Lease. By way of example, and not limitation, if the Delivery Date occurs on August 15, 2016, Tenant shall be entitled to 91 days of free Base Rent.
3.3    Acceptance of Premises. Following delivery of possession and substantial completion of the Shell and Core, Tenant shall execute and return to Landlord within ten (10) days after receipt, a certificate in the form of Exhibit D, to confirm certain dates and factual information with respect to this Lease, but Tenant’s failure or refusal to do so shall not negate Tenant’s acceptance of the Premises or affect determination of the Commencement Date. By taking possession of the Premises, Tenant shall be deemed to have accepted the same and to have verified that all work to be performed by Landlord has been completed and accepted by Tenant, and that the condition of the Premises complies with Landlord’s obligations for delivery of the Premises under this Lease (subject to latent defects in the Base Building Work).

3.4    Early Access. Tenant and its representatives may be given access to the Premises prior to the Delivery Date for purposes of inspecting the Premises, as well as planning the installation of Tenant’s furniture, fixtures and equipment, provided that, in all instances, Tenant and its representatives must follow Landlord’s and its contractor’s reasonable construction procedures. Tenant must coordinate such entry with Landlord. All of the provisions of this Lease shall apply during any early access, except that Base Rent and Operating Expenses shall not be payable until the Commencement Date. Tenant shall be liable for any damages to the Premises or the Project caused by Tenant’s activities at the Premises or Project prior to the Commencement Date. Before Tenant will be given access to the Premises, Tenant must obtain all insurance it is required to obtain hereunder and must provide certificates evidencing such insurance to Landlord.
4.    Rent.
4.1    Base Rent. Beginning on the Commencement Date and for the balance of the Term, Tenant shall pay Base Rent to Landlord in monthly installments in advance on or before the first day of each calendar month. Tenant shall pay the first month’s Base Rent (equal to the amount of Base Rent due in month 13) within ten (10) days after the Delivery Date (the “Prepaid Rent”). The Prepaid Rent shall be applied to Base Rent due in month 13 under the Lease. Base Rent shall be abated for the first twelve (12) months of the Term. If the Commencement Date occurs on a date other than the first day of a calendar month, the Base Rent abatement period shall apply for twelve (12) months from that date, so that partial Base Rent shall be due for the month on which the first anniversary of the Commencement Date occurs.
4.2    Additional Rent. All monies other than Base Rent required to be paid by Tenant hereunder, including, but not limited to, Tenant’s Share of Operating Expenses, shall be considered additional rent (“Additional Rent”). The term “Rent” shall mean Base Rent and Additional Rent and Landlord shall be entitled to exercise the same remedies for nonpayment of Additional Rent as for Base Rent.
4.3    Payment. All Rent shall be payable in lawful money of the United States, without any deduction or offset and without notice or demand, except as expressly provided herein, at the address specified in the Basic Provisions or to such other place as Landlord may designate in writing from time to time.
4.4    Operating Expenses. In addition to Base Rent, beginning on the Commencement Date Tenant shall pay Tenant’s Share of Operating Expenses for the Building and/or the Project in the manner set forth below. The term “Tenant’s Building Share” shall mean the Rentable Area of the Premises divided by the Rentable Area of the Building. The term “Tenant’s Office Share” shall mean the Rentable Area of the Premises divided by the Rentable Area of the office portions of the Building. The number set forth in the Basic Provisions is an estimate of Tenant’s Share as of the Commencement Date. Tenant’s Share shall be finally determined pursuant to Exhibit C.
(a)    Definition. “Operating Expenses” shall mean all reasonable expenses and costs of every kind and nature which Landlord shall pay or become obligated to pay, because of or in connection with the ownership, management, maintenance, repair, replacement or operation of the Project and its supporting amenities and facilities, all as reasonably determined by Landlord using sound accounting principles reasonably selected by Landlord and consistently applied. Notwithstanding the foregoing, Tenant, at Tenant's option, may elect to provide janitorial services to the Premises, operate the Garage, provide Security Services, wash the interior of windows in the Premises, and provide landscaping of decks and terraces connected to the Premises (“Tenant Controlled Services”), by delivery of written notice to Landlord not less than thirty (30) days prior to the date upon which Tenant proposes to provide such Tenant Controlled Services. If Tenant elects to discontinue providing the Tenant Controlled Service

(s), Tenant shall provide written notice to Landlord not less than ninety (90) days prior to the date upon which Tenant elects to discontinue providing a Tenant Controlled Service. In addition, Tenant shall have the right to provide specifications to Landlord for any of the Tenant Controlled Services (assuming Tenant elects not to provide such services) and for landscaping, exterior window washing and similar services (any, a “Tenant Specified Service”), provided that the cost of such Tenant Specified Service shall be recoverable by Landlord as Operating Expenses, and that all such Tenant provided specifications meet or exceed the Landlord’s applicable reasonable specifications for the Tenant Controlled Services or the Tenant Specified Services, as applicable. Tenant’s rights with respect to Tenant Controlled Services and Tenant Specified Services shall expire if Tenant exercises its Reduction Option (as defined in Section 38.2 of Exhibit E). The following enumeration of possible Operating Expenses shall not be deemed to impose an obligation on Landlord to make available or provide such services or facilities except to the extent Landlord has specifically agreed elsewhere in this Lease to provide a service or facility. Certain expenses shall be Office Operating Expenses and certain expenses shall be Building Operating Expenses, each of which shall be reasonably determined by Landlord. Operating Expenses shall include but are not limited to, the following:
(1)    Real Property Taxes. All real property taxes and assessments, possessory interest taxes, sales taxes, personal property taxes, business or license taxes or fees, gross receipts taxes, license or use fees, excises, transit charges, and other impositions of any kind (including fees “in-lieu” or in substitution of any such tax or assessment) which are now or hereafter assessed, levied, charged or imposed by any public authority upon the Project, its operations or the Rent (or any portion or component thereof, or the ownership or operation thereof). Operating Expenses shall not include transfer taxes, inheritance, gift or estate taxes imposed upon or assessed against the interest of any person in the Project or any portion thereof, or taxes computed upon the basis of the net income of any owners of any interest in the Project or any portion thereof.
(2)    Landlord Insurance. All reasonable insurance costs, including, but not limited to, premiums and deductible amounts, and other reasonable costs of insurance incurred by Landlord with respect to the Project or any portion thereof.
(3)    Repairs and Maintenance. General maintenance and repairs of the Project and Common Areas including, but not limited to, the roof, elevators, mechanical rooms, alarm systems, landscaped areas, parking and service areas, driveways, sidewalks, loading docks, fire sprinkler systems, sanitary and storm sewer lines, utility services, heating/ventilation/air conditioning systems serving the Building (but not supplemental systems serving individual tenant premises), electrical, mechanical or other systems, telephone equipment and wiring, plumbing, lighting, and any other items or areas which affect the operation or appearance of the Project, including replacements of individual components as necessary to maintain the Building as a first class office Project. Such costs shall include, without limitation, repairs, replacement and maintenance of portions of the Project as required by any encumbrance. Repairs, replacements and general maintenance shall include the capital cost of any replacements or improvements made to or assets acquired for the Project; capital costs for individual repairs or replacements equal to or less than $100,000 shall be passed through in the year incurred; capital costs for individual repairs or replacements greater than $100,000 shall be amortized over the useful life of such items (not to exceed ten (10) years) as reasonably determined by Landlord, together with interest on the unamortized balance at eight percent (8%) per annum. Landlord, at no cost to Tenant, shall be responsible for repairing any structural defects in the Building; provided, further, that any latent defects shall be excluded from Operating Expenses for the first two (2) years of the Lease Term.
(4)    Shared Facility Charges. Payments and costs incurred or assessed under any easement, license, permit, operating agreement, declaration, restrictive covenant, common area maintenance agreement or similar instrument relating to the Project including the underground parking facility serving the Project, but excluding rent under any ground lease.
(5)    Services. All reasonable expenses to provide services and supplies (including Basic Services as defined in Section 7.2 below), materials and equipment, including, without limitation, security, fire and other alarm systems, lobby staff, roving patrols, mail room service, janitorial service, pest control, window cleaning, elevator maintenance, Building exterior maintenance, landscaping and expenses related to the administration, management and operation of the Project, including without limitation salaries, wages and benefits, management office rent, and fees for management and asset allocation, whether by Landlord or an independent contractor, including, without limitation, a fee equal to no more than 2.5% of Base Rent and Operating Expenses (including, for the first year of the Term, the management fee due as if Base Rent was not abated under this Lease).
(6)    Utilities. The cost of utilities except to the extent paid directly by tenants of the Building. The Premises shall be separately metered for electricity, water and sewer.
(7)    Professional Services. Legal and accounting expenses including the cost of audits by certified public accountants; provided, however, that Operating Expenses shall not include the cost of negotiating leases, collecting rents, evicting tenants or legal fees incurred in legal proceedings with or against any tenant or to enforce the provisions of any lease.
(b)    Exclusions. Notwithstanding the foregoing, Operating Expenses shall not include (i) the cost of providing tenant improvements for specific tenants of the Project, including Tenant; (ii) the initial cost to develop the Building; (iii) debt service on any mortgage or deed of trust recorded with respect to the Project; (iv) costs associated with the financing or refinancing of the Project; (v) specific costs for special services that are separately paid by specific tenants (including Tenant); (vi) costs of repair, replacement and reconstruction to the extent effected at no cost to Landlord pursuant to warranties, guaranties or insurance; (vii) damage and repairs for which Landlord receives insurance proceeds provided that the deductible or self-insured retention shall be included in Operating Expenses; (viii) repairs and replacements for which Tenant or other tenants in the Building are obligated to pay, except to the extent of costs actually incurred by Landlord in connection with such repairs and replacements; (ix) costs incurred to comply with applicable federal, state and local laws, ordinances, building codes and standards, rules and regulations, court orders, governmental directives, and governmental orders and all interpretations of the foregoing ("Laws") in effect at the time of, and relating to, the initial construction of the Building; (x) leasing commissions; (xi) except as permitted under clause (3) above, capital expenditures, depreciation or amortization of the Project, Building or expenses that should be capitalized in accordance with generally accepted accounting principles, consistently applied; (xii) depreciation or amortization of any debt; (xiii) rental costs for items which, if purchased, would have constituted capital improvements, except as permitted under clause (3) above; (xiv) interest, fines and penalties due to violation of law or fines imposed for late payment of any Operating Expenses by Landlord or interest thereon; (xv) advertising, marketing, entertainment and promotional expenses (including, without limitation, holiday decorations); (xvi) charitable or political contributions; (xvii) costs associated with the operation of the entity that constitutes Landlord, as distinguished from the cost of operation of the Project, including entity accounting and legal matters, costs of defending any lawsuits with any mortgagee, and costs of transferring Landlord’s interest in the Project; (xviii) welfare, retirement, vacation, holiday and other paid absences, fringe benefits and salaries of executives or employees of Landlord above the level of building manager, (xix) costs for which Landlord is actually reimbursed or receives a credit (other than tenant reimbursements for Operating Expenses); (xx) increases in insurance premiums for insurance carried by Landlord under this Lease to the extent such increases are caused by the particular use of other tenants or other users of the Project; (xxi) costs incurred to comply with Hazardous Material Laws (provided, however, if materials incorporated into the Building are not

Hazardous Materials at the Commencement Date, and, subsequent to the Commencement Date, are reclassified by a federal, state or municipal government authority as Hazardous Materials, the cost to remove, encapsulate, or remediate such reclassified Hazardous Materials shall be Operating Expenses); (xxii) attorneys’ fees incurred in connection with negotiating and enforcing leases or other agreements with tenants or other users of the Project; (xxiii) costs for goods and services paid to any related person or entity of Landlord in excess of the fair market value of such goods and services if provided or rendered by an unrelated third party; (xxiv) costs necessitated by or resulting from the negligence or willful misconduct of Landlord or its employees, agents or contractors or any tenants or other users of the Project; (xxv) costs for services provided to some tenants but not to Tenant; (xxvi) costs incurred in connection with the defense of Landlord’s title to the Land; (xxvii) costs of acquiring, leasing, restoring, insuring, maintaining or displaying sculptures, paintings or other objects of art located in or about the Project; (xxviii) bad debts loss, rent loss or reserves; and (xxix) reserves for anticipated future expenses.
(c)    Billing Procedures. On or before the Commencement Date and annually thereafter, Landlord shall give Tenant written notice of Landlord’s estimated Operating Expenses (“Estimated Operating Expenses”) for the ensuing fiscal year. Tenant shall pay Tenant’s Share of the Estimated Operating Expenses in monthly installments in advance together with the monthly installments of Base Rent. At any time during any fiscal year, Landlord may, by written notice to Tenant, revise Estimated Operating Expenses for the balance of such fiscal year, and Tenant’s monthly installments for the remainder of such year shall be adjusted so that by the end of such fiscal year Tenant has paid to Landlord Tenant’s Share of the revised Estimated Operating Expenses for such year. The term “fiscal year” shall mean the calendar year or such other fiscal year as Landlord may deem appropriate.
(d)    Annual Adjustment. “Operating Expense Adjustment” means the difference between Estimated Operating Expenses and actual Operating Expenses for any fiscal year as reasonably determined by Landlord. Within one hundred twenty (120) days after the end of each fiscal year, or as soon thereafter as such amounts have been finally determined, Landlord shall deliver to Tenant a statement of actual Operating Expenses for the fiscal year just ended (the “Annual Statement”), accompanied by a computation of any Operating Expense Adjustment. If the Annual Statement shows that Tenant’s payments based upon Estimated Operating Expenses are less than Tenant’s Share of Operating Expenses, then Tenant shall pay to Landlord the difference within thirty (30) days after receipt of the Annual Statement. If the Annual Statement shows that Tenant’s payments of Estimated Operating Expenses exceed Tenant’s Share of Operating Expenses, then (provided that Tenant is not in default under this Lease) Landlord shall, at Landlord’s election, either credit the amount of such overpayment against Tenant’s Share of Operating Expenses next due or pay Tenant the difference within such thirty (30) day period. The provisions of this Section shall survive the expiration or sooner termination of this Lease. Landlord’s failure to provide any notices or statements within the time periods specified above shall not excuse Tenant from its obligation to pay Tenant’s Share of Operating Expenses.
(e)    Gross Up. If the Building is not 100% occupied during any year or if Landlord is not supplying comparable services to 100% of the Rentable Area of the Building at any time during a fiscal year, Operating Expenses shall, at Landlord’s option, be determined as if the Building had been 100% occupied and Landlord had been supplying comparable services to 100% of the Rentable Area of the Building during that fiscal year. The extrapolation of Operating Expenses under this Section shall be performed in accordance with the methodology specified by the Building Owners and Managers Association.
4.5    Tenant Review. Tenant, within one (1) year after receipt of the Annual Statement (and not more than once per year), may give Landlord written notice (“Review Notice”) that Tenant intends to review Landlord’s records of Operating Expenses for the year to which the statement applies. The review shall be limited solely to confirming that the Operating Expenses charged to Tenant are consistent with the terms of this Lease and mathematically correct. The audit must be performed by a certified public accounting firm and no portion of the compensation of such firm or person shall be based directly or indirectly upon a percentage of the savings found or the results of the review. Any firm retained by Tenant to conduct such audit shall, no later than ten (10) business days after Landlord's reasonable request therefor, deliver to Landlord a letter representing and warranting to Landlord that no portion of its compensation shall be based directly or indirectly upon a percentage of the savings found in such review. Within a reasonable time after receipt of the Review Notice, Landlord shall make all personal and pertinent records available in Seattle for inspection that are reasonably necessary for Tenant to conduct its review. If any records are maintained at a location in Seattle other than the management office for the Building, Tenant may either inspect the records at such other location or pay for the reasonable cost of copying and shipping the records. Within ninety (90) days after the records are made available to Tenant, Tenant shall have the right to give Landlord written notice identifying the claimed errors and overcharges with specific reference to the relevant Lease provisions disqualifying such expenses (an “Objection Notice”). Tenant shall provide a full and complete copy of the audit (including all instructions provided to the auditor) to Landlord with the Objection Notice. Tenant’s objection to Landlord’s determination of Operating Expenses shall be deemed withdrawn unless Tenant provides an Objection Notice within such time period. Landlord shall have a reasonable opportunity to meet with Tenant’s auditor to explain its calculation of Operating Expenses. Tenant shall be solely responsible for all costs, expenses and fees for the audit unless the audit discloses that the Additional Rent payable under the Lease has been overstated by more than 5%, in which case Landlord shall pay the reasonable costs incurred by Tenant in connection with such audit. If Tenant does not deliver a timely Objection Notice or a timely Review Notice, Tenant shall be deemed to have approved Landlord’s Annual Statement and shall be barred from raising any claims regarding Operating Expenses for that year. The records obtained by Tenant shall be treated as confidential. Tenant may not examine Landlord’s records or dispute any Annual Statement unless Tenant has paid and continues to pay all Rent when due. Following completion of any audit and resolution of any dispute as to the audit findings, if Tenant’s actual payments exceed the amount Tenant is obligated to pay, Landlord will credit the overpayment with interest at eight percent (8%) to the next Rent due under this Lease or shall refund the excess to Tenant with interest at eight percent (8%) if this Lease has terminated. If Tenant’s actual payments are less than the amount Tenant is obligated to pay, Tenant will pay to Landlord the difference between the amount Tenant paid and the amount determined in the audit within thirty (30) days after it receives the final audit results. Pending resolution of any audit under this Section, Tenant will continue to pay to Landlord the estimated amounts of Tenant’s Share of Operating Costs as billed by Landlord.
5.    Security Deposit.
5.1    Security Deposit. Tenant has deposited with Landlord a cash deposit in the amount of the sum set forth in the Basic Provisions as security for the full and faithful performance of every provision of this Lease to be performed by Tenant (“Security Deposit”). If Tenant fails to pay Base Rent, Additional Rent or other charges due hereunder or otherwise defaults with respect to any provision of the Lease, Landlord may use, apply or retain all or any portion of the Security Deposit for the payment of any Base Rent, Additional Rent or other charge in default or for the payment of any other sum to which Landlord may become entitled by reason of Tenant’s default, or to compensate Landlord for any non-consequential loss or damage which Landlord may suffer thereby. Tenant acknowledges and agrees that the Security Deposit is not an advance payment of Rent, nor a measure of or limit on the amount of Landlord’s damages in the event of any default by Tenant. If Landlord uses or applies all or any portion of the Security Deposit, Tenant shall within ten (10) days after written demand, deposit cash with Landlord in an amount sufficient to restore the Security Deposit to the full amount stated above and Tenant’s failure to do so shall be a material breach of this Lease. Landlord shall not be required to keep the Security Deposit separate from its general accounts or to pay interest on the Security Deposit. The balance of the Security

Deposit after deducting any amounts applied by Landlord as provided above, shall be returned, without payment of interest for its use, to Tenant (or at Landlord’s option, to the last assignee, if any, of Tenant’s interest hereunder) within sixty (60) days of the later of (i) the last day of the Term, (ii) the date Tenant vacated the Premises, or (iii) the date Tenant has fulfilled all its obligations hereunder. No trust relationship is created between Landlord and Tenant regarding the Security Deposit.
5.2    Transfer of Security Deposit. Landlord shall have the right to transfer the Security Deposit to any assignee or other transferee of Landlord, subject to the terms hereof, and upon such transfer the provisions hereof shall be binding on the new Landlord. Upon any transfer of Landlord’s interest in the Premises and simultaneous transfer to such successor of the Security Deposit, Landlord shall thereupon be discharged from any further liability with respect to such Security Deposit. Tenant agrees not to look to any mortgagee or mortgagee-in-possession or a successor to such party through foreclosure or other similar process for any refund of the Security Deposit unless the Security Deposit has actually been received by said party.
6.    Use.
6.1    Permitted Use. Tenant shall use the Premises only for general office, administrative and/or executive use and, to the extent permitted by applicable Law, laboratory and testing use related to software and hardware development (but not for biotechnology “wet” labs, or other similar lab use), and related research and development, training, assembly and testing of prototype electronic components, and data center use, in a manner consistent with the standards of a first-class Seattle office project (the “Permitted Use”) and for no other use or purpose. The Permitted Use shall not include: (a) governmental offices of any kind; (b) medical or dental offices, except for administrative offices where no diagnostic, treatment or laboratory services are performed; (c) schools or other training facilities except as an incidental use in executive, professional or corporate administrative office use; (d) retail or restaurant uses; (e) offices at which deposits or bills are regularly paid in person by customers; (f) personnel or staffing agencies, except offices of executive search firms; or (g) “Call Center” uses in excess of 30,000 rentable square feet. “Call Center” uses shall be uses that involve multiple employees working in areas averaging 100 square feet or less per employee, which employees provide customer or technical support via telephone or online. Except as may be provided in the Space Plans (as defined in Section 3 of Exhibit C) or elsewhere in this Lease, the Permitted Use does not include (x) cafeterias or kitchens for food service in excess of 5,400 square feet per floor or cafeterias or kitchens that serve people who are not employees, agents, guests or customers of Tenant (break rooms with microwaves and toasters are allowed); (y) fitness centers, additional restrooms and showers in excess of 5,000 square feet; or (z) server rooms or data centers in excess of 10,000 rentable square feet. Tenant shall not have any rights to the roof, exterior walls, utility raceways, or air space except as expressly provided in this Lease. Tenant shall have the right to install cabling in risers/raceways in the Building so long as the use does not impair the Building design or function. Tenant shall be allowed to run fiber through the common raceways/infrastructure easements out to the street, provided such use does not impair the Building design or function. So long as Tenant continues to pay Rent and perform its other obligations under this Lease, Tenant shall have the right to reduce or eliminate its business operations in the Premises without being in default of the Lease.
6.2    Restrictions on Use. Tenant shall not create unreasonable odors, smoke, dust, noise or vibrations that are detectible outside the Premises. Tenant shall not do or permit anything to be done or bring or keep anything in, on, under or about the Project that materially increases the rate of any insurance upon the Premises or the Project or upon any contents therein (unless Tenant pays the amount of such increase) or cause a cancellation of said insurance. Tenant may not place any loads upon the floors, walls or ceilings which could endanger the structure, or place any harmful substances in the drainage system of the Project. Tenant shall not take any action which would constitute a nuisance or would unreasonably disturb or obstruct, or would endanger, any other tenants or occupants of the Project, or interfere with their use of their respective premises or the Common Areas. Tenant shall not use the Premises for any unlawful purpose, nor shall Tenant commit or suffer the commission of any waste in, on or about the Premises. Tenant shall not allow any sale by auction upon the Premises. All waste, recycling and refuse shall be placed inside the enclosures designated for that purpose by Landlord. Tenant shall ensure that each of Tenant and Tenant’s assignees and subtenants and each of their employees, agents, representatives, customers, visitors, invitees, licensees, contractors, assignees or subtenants (each a “Tenant Party”) abides by all of the provisions of this Lease, including these use restrictions.
6.3    Compliance with Laws. Landlord, at its sole expense, shall ensure that the Premises, the Base Building Work (but not any Tenant Improvements or Alterations therein) and the Common Areas comply with all Laws, including without limitation the Americans with Disabilities Act, as of the Commencement Date. Notwithstanding (but subject to) the preceding sentence, Tenant shall comply with all Legal Requirements relating to its Tenant Improvements, use or occupancy of the Premises. If any governmental authority requires any modifications to the Premises or the Building as a result of Tenant’s particular use of the Premises that is not a general office, administrative and/or executive office use (“Tenant’s Particular Use”), or relating solely to improvements or modifications to the Premises, Building or Common Areas by or on behalf of Tenant, or if Tenant’s Particular Use subjects Landlord or the Building to any obligation under Legal Requirements, then Tenant will pay the cost of such modification or the cost of compliance, as the case may be. Any other modifications to the Building, Premises or Common Areas required by Laws shall be made by Landlord at Landlord’s cost and expense, subject to the reimbursement provisions of Section 4.4 above. Tenant shall comply with the terms of any transportation management plan or similar programs affecting the Project instituted by Landlord in its commercially reasonable discretion or otherwise required by any governmental authority, including the obligation to provide transit subsidies and guaranteed rides home to certain employees and to respond to surveys on commuting practice for its employees. Tenant shall promptly notify Landlord in writing of any notice of a violation or a potential or alleged violation of any Law received by Tenant that relates to the Premises or the Project, or of any inquiry, investigation, enforcement or other action that is instituted or threatened by any governmental or regulatory agency against Tenant or any other occupant of the Premises, or any claim that is instituted or threatened against Tenant by any third party that relates to the Premises or the Project. Tenant shall obtain any and all licenses or permits necessary for Tenant’s use of the Premises. Tenant shall promptly comply with the requirements of any board of fire underwriters or other similar body now or hereafter constituted which affect the Premises.
6.4    Rules and Regulations. Tenant shall comply and cause each Tenant Party to comply with any rules and regulations adopted by Landlord from time to time and distributed to Tenant (the “Rules and Regulations”), provided that no such Rules and Regulations materially increase Tenant's obligations or materially decrease Tenant's rights under this Lease. Landlord shall not be responsible to Tenant for the noncompliance by any other tenant or occupant of the Project with any Rules or Regulations or any other terms or provisions of such tenant’s or occupant’s lease or other contract.
6.5    Sustainability. Tenant acknowledges that the Building will be developed and operated in a sustainable and resource efficient manner. Tenant shall comply with all of Landlord’s commercially reasonable sustainability practices and procedures in effect from time to time including those addressing building operations and maintenance; chemical use; construction practices and materials; indoor air quality; energy efficiency; water efficiency; recycling programs; maintenance programs; and systems upgrades to meet green building energy, water, indoor air quality, and lighting performance standards. Tenant acknowledges that Landlord has designed the Building to qualify for and intends to seek LEED certification and may apply for any other third-party rating system concerning the environmental compliance or sustainability of the Building or the Premises as the same may change from time to time (collectively, “Sustainability Standards”). Landlord shall maintain the Building in compliance with the

Sustainability Standards. Tenant shall comply with all requirements imposed on the Building from time to time as a result of or in connection with any applicable Sustainability Standard and shall not take any action that causes the Building to lose its certification or status under any applicable Sustainability Standard. Landlord shall be responsible for any reporting required under any certification or rating system and the cost shall be included in Operating Expenses. Tenant shall accurately respond to all requests from Landlord with respect to Tenant’s sustainability practices and as required to comply with or report on the Sustainability Standards or for Landlord to compile reports for any governmental agency or certifying body. Tenant shall comply with all reasonable Landlord requirements regarding the collection, sorting, separation, and recycling of garbage and recyclable materials. Landlord may refuse to collect or accept from Tenant any waste that is not separated and sorted, and to require Tenant to arrange for such collection at Tenant’s sole cost and expense, utilizing a contractor satisfactory to Landlord.
7.    Services and Utilities.
7.1    Tenant Responsibilities. Tenant shall make arrangements, at Tenant’s cost, for internal security for the Premises, telephone, cable and digital communications equipment and services, and any and all other utilities and services not provided by Landlord. Landlord shall cooperate in a reasonable manner with Tenant’s efforts to arrange all such services. All service providers are subject to Landlord’s prior written approval (which shall not be unreasonably withheld, conditioned or delayed) and must comply with Landlord’s reasonable requirements for access. Notwithstanding the foregoing, Tenant, at Tenant's option, may elect to conduct the Tenant Controlled Services as provided in Section 4.4(a) above.
7.2    Basic Services. Subject to the foregoing and the balance of this Lease, Landlord shall provide such utilities and services to the Common Areas as are determined by Landlord in Landlord’s reasonable discretion to be consistent with a first class, Seattle office building and shall furnish the following utilities and services to the Premises (“Basic Services”). The cost of Basic Services shall be included in Operating Expenses. Basic Services include the following:
(a)    water, normal sanitary sewage service and electricity that is, in Landlord’s commercially reasonable judgment, customarily furnished in comparable office buildings in the immediate market area and suitable for the Permitted Use of the Premises ("Comparable Buildings");
(b)    heat and air conditioning for the Building and as required in Landlord’s commercially reasonable judgment for the comfortable use and occupation of the Premises during Building Hours (as defined in Section 7.3) for the Permitted Use;
(c)    elevator service, which shall mean service by non-attended automatic elevators, and may include controlled access after Building Hours at the option of Landlord;
(d)    typical janitorial services and periodic window washing during the times and in the manner that such services are, in Landlord’s commercially reasonable judgment, customarily furnished in comparable buildings in the immediate market area; and
(e)    replacement of light bulbs, tubes, ballasts and starters for Building standard fixtures within the Premises provided that the cost thereof may be billed directly to Tenant or included in Operating Expenses.
7.3    Building Hours of Operation. The customary hours of operation for the Building will be 7:00 a.m. to 7:00 p.m. on business days (“Building Hours”). If there is in Landlord’s opinion, sufficient demand, Landlord may elect to expand Building Hours from time to time or to include a half day on Saturdays in Building Hours. Business days shall be Monday through Friday of each week, exclusive of New Year’s Day, Memorial Day, Independence Day, Labor Day, Thanksgiving Day and Christmas Day (“Holidays”). Landlord may designate additional Holidays, provided that the additional Holidays are commonly recognized by other office buildings in the area where the Building is located, are federal holidays and are not days when the New York Stock Exchange or NASDAQ are open for business. Notwithstanding the foregoing, Tenant shall have access to the Building twenty-four (24) hours per day, seven (7) days per week, three hundred sixty-five (365) days per year, with electronic card key access at the entrance to the Building and the Premises provided by Landlord as part of the Base Building Work.
7.4    Extra Services. To the extent Tenant requires (i) heating, ventilation or air conditioning (“HVAC”) at times other than Building Hours, or (ii) water, electricity, or HVAC in excess of the level of service provided by Landlord as part of Basic Services (each of which is referred to herein as an “Extra Service”), then subject to available capacity, Landlord shall provide such Extra Service at Tenant’s cost. Tenant shall request after hours HVAC pursuant to reasonable procedures established by Landlord. The charge for Extra Services shall be Landlord’s actual cost plus a reasonable allowance for excess wear and accelerated depreciation of any systems being used to provide such service. All charges for Extra Services shall be payable by Tenant within thirty (30) days after receipt of Landlord’s invoice. If Landlord provides Extra Services on a regular basis, Landlord may reasonably estimate Tenant’s projected monthly cost and require Tenant to pay such estimated amounts in advance on the first day of each month.
7.5    No Excessive Load. Tenant agrees at all times to reasonably cooperate with Landlord and to abide by all commercially reasonable requirements which Landlord may prescribe for the proper functioning and protection of the Building Systems. Tenant acknowledges that the Building’s total designed electrical capacity is 17 watts per square foot of space (including 6-8 watts to operate the HVAC system, 0.92 watts for lighting and 4 watts for tenant’s equipment and convenience outlets connected load) and the design cooling capacity of the HVAC system for equipment loads is 2 watts per square foot. In addition, the Building’s designed capacity includes maximum 100 KW electrical power available for Tenant’s server room, as well as a maximum of 85 tons of cooling capacity allocated for Tenant’s 24/7 supplemental cooling requirements. Tenant will not, without the written consent of Landlord, use any apparatus or device in the Premises or design its interior improvements in a manner that puts an excessive load on the Building structure or Building Systems, or that will require materially more gas, electricity or water than is customarily furnished or supplied for general office space in the Building or in Comparable Buildings. If Tenant wishes to install heat generating machines, lighting or equipment in the Premises use of which will affect the temperature otherwise maintained by the HVAC system (including server rooms, kitchens, fitness centers and data centers) or will require water or electrical current or any other resource in excess of that usually furnished or supplied for use of the Premises as general office space, Tenant shall first obtain the consent of Landlord, which Landlord may refuse if in Landlord’s reasonable judgment such excess would adversely affect the Building Systems or service to other tenants. Landlord reserves the right to install or to require Tenant to install check meters to measure utility usage and supplementary air conditioning units in the Premises to serve any such areas. Tenant shall be responsible for installation, operation, maintenance and replacement of such meters and supplementary HVAC equipment serving the Premises. Tenant shall ensure that all such equipment is kept in good operating condition at all times and shall maintain a quarterly service contract on such units. Tenant shall have the right to leave all supplementary air conditioning units and related equipment in place upon surrendering possession, and any removal of the same shall be subject to the terms applicable to Alterations or Tenant Improvements (as applicable), as set forth in Section 9.3 and Exhibit C, respectively. If separate checkmeters are installed then Tenant shall pay Landlord promptly upon demand for all such water, electric current or other resource consumed, as shown by said meters, at the rates charged by the local public utility furnishing the same.
7.6    Interruption of Services. If the Building equipment or machinery ceases to function properly for any cause whatsoever, or any of the services in this Section 7 are interrupted, Landlord shall use reasonable diligence to repair the same promptly. Landlord’s inability to furnish the Project services set forth in this Section 7 due to causes beyond its control, or any cessation thereof resulting from any causes, including any entry for repairs pursuant to this Lease, and any renovation, redecoration or rehabilitation of any area of the Building, shall not render Landlord liable for damages to either person or property or for interruption or loss to Tenant’s business, nor be construed as an eviction of Tenant, nor relieve Tenant from fulfillment of any covenant or agreement hereof; provided, however, if any entry by Landlord and/or interruption of service prevents Tenant from using, and Tenant does not use, all or any portion of the Premises, (i) and the reason for the interference is Landlord’s entry or the reason(s) for that interruption of services lie within Landlord’s control, then upon written notice of such interference or interruption from Tenant to Landlord, Base Rent shall abate in proportion to the portion of the Premises Tenant is prevented from using from three (3) business days after the date of the notice until the redelivery of that portion of the Premises and/or restoration of all services to that portion of the Premises, or if (ii) the reason(s) for that interruption do not lie within Landlord’s control and the interruption continues for more than seven (7) consecutive business days after written notice of such interruption from Tenant to Landlord, then Base Rent shall abate in proportion to the portion of the Premises Tenant is prevented from using, and Tenant does not use, from and after the expiration of that seven (7) day period until the redelivery of that portion of the Premises and/or restoration of all services to that portion of the Premises.
7.7    Security. Landlord may provide limited security service for the Building consistent with customary practices in Comparable Buildings in the local area, which may include electronic card key access (including after-hours access to the Building by means of electronic card key), roving personnel or surveillance devices; provided, however, that any security service shall be provided by unarmed personnel and shall not include alarm systems for special surveillance of the Premises; provided, further that Tenant may opt to provide any such services in lieu of Landlord as provided in Section 4.4(a) above. Security personnel are provided solely to monitor access and deter criminal activity. Landlord shall not be liable to Tenant or any third party for any breach of security or any losses due to theft, burglary, battery or for damage done or injury inflicted by persons in or on the Building except to the extent arising out of or in connection with the negligence or willful misconduct of Landlord or its employees, agents or contractors. Tenant acknowledges and agrees that it shall be responsible for providing adequate security for its use of the Premises and that, even if Landlord installs and operates a key card access system, security cameras and/or or other security equipment and/or provides any other services that could be construed as being intended to enhance security at or control access to or within the Project, Landlord shall have no liability to Tenant or to any Tenant Party or to any other person for any damage, claim, loss or liability related to any claim that Landlord had a duty to provide security or control access, or that the equipment or services provided by Landlord were inadequate, inoperative or otherwise failed to adequately control access or provide adequate security except to the extent arising out of or in connection with the negligence or willful misconduct of Landlord or its employees, agents or contractors.
8.    Repairs and Maintenance.
8.1    Landlord’s Obligations. Landlord shall be responsible for:
(f)    Maintenance, repair and replacement (as necessary) of the exterior, roof and structural portions of the Building (including load bearing walls and foundations);
(g)    Maintenance, repair and replacement (as necessary) of the elevators and building systems for mechanical, electrical and plumbing, and all controls appurtenant thereto (collectively, the “Building Systems”); and
(h)    Maintenance, repair and replacement (as necessary) of the Common Areas, including, without limitation, such maintenance, repair and replacement with respect to the Common Areas as may be required by any Encumbrance.

Landlord shall not be in default of Landlord’s obligations under this Section unless Tenant notifies Landlord in writing of any failure to perform such obligations and such failure is not corrected within a reasonable period of time thereafter. Tenant shall cooperate with Landlord in connection with Landlord’s repair, maintenance and replacement activities pursuant to this Section both within the Premises and in the Common Areas.
8.2    Tenant’s Obligations. Except for janitorial service to be provided by Landlord as part of Basic Services, Tenant shall maintain, repair and replace (as necessary), at its sole cost and expense, all portions of the Premises that are not Landlord’s obligation under Section 8.1 (including, without limitation all Tenant Improvements, Alterations or additions to the Premises), to the extent necessary to maintain the Premises in the same condition as exists on the Commencement Date, reasonable wear and tear due to usage (but not damage) excepted. Tenant shall be responsible for the expense of installation, operation, and maintenance of its telephone and other communications cabling from the communications room for the Building to the Premises and throughout the Premises.
8.3    Costs. All costs incurred by Landlord to perform its obligations under Section 8.1 shall be included in Operating Expenses, subject to any exclusions set forth above. Tenant shall pay all costs incurred in connection with Tenant’s obligations under Section 8.2. Further, notwithstanding anything to the contrary in this Section or elsewhere in this Lease, Tenant shall bear the full cost of repairs or maintenance, interior or exterior, structural or otherwise, arising out of (a) the existence, installation, use or operation of any Tenant Improvements, Alterations or any of Tenant’s trade fixtures or personal property; (b) the moving of Tenant’s property or fixtures in or out of the Project or in and about the Premises; (c) the particular use or particular occupancy or manner of use or occupancy of the Premises by any Tenant Party; or (d) the negligent or intentional acts or omissions of any Tenant Parties. All costs payable by Tenant pursuant to this Section, shall be considered Additional Rent, and shall be paid to Landlord within thirty (30) days after receipt of Landlord’s invoice, with interest at the rate of twelve percent (12%) or the maximum rate allowed by Law (if lower) from the date Landlord incurs such costs until paid in full by Tenant.
8.4    No Abatement. There shall be no abatement of Rent with respect to any repairs, maintenance, alteration or improvement in or to any portion of the Project, including the Premises, or in or to the fixtures, appurtenances and equipment therein, except as provided to the contrary in this Lease.
9.    Alterations.
9.1    Consent Required. Tenant shall not make, or allow to be made, any alterations, physical additions or improvements or attach or install or allow any Tenant Party to attach or install any fixtures or equipment, including, without limitation, partitions, electronic, phone and data cabling and related wiring and equipment, in, about or to the Premises (collectively, “Alterations”) without obtaining the prior written consent of Landlord, which consent shall not be unreasonably withheld, conditioned or delayed with respect to proposed Alterations which: (a) comply with all Laws; (b) are, in Landlord’s reasonable opinion, compatible with the Project and Building Systems, and will not require any part of the Project or the Building Systems to be modified to comply with any Laws (including, without limitation, the ADA); (c) will not interfere with the use and occupancy of any other portion of the Project by any other tenant or occupant and (d) are not visible from outside the Premises. Specifically, but without limiting the generality of the foregoing, Landlord shall have the right to review and approve all plans and specifications for the proposed Alterations, construction means and methods, all appropriate permits and licenses, any contractor or subcontractor to be employed on the work of Alterations, and the time for performance of such work. Tenant shall supply to Landlord any documents and information reasonably requested by Landlord in connection with Landlord’s consideration of a request for approval hereunder. Tenant shall cause all Alterations to be accomplished in a first-class, good and workmanlike manner, and to comply with all Laws. Tenant shall at Tenant’s sole expense, perform any additional work required under Laws, whether to the Premises, Building or Project, due to the Alterations hereunder. No review or consent by Landlord of or to any proposed Alteration shall constitute a waiver of Tenant’s obligations under this Section. Tenant shall reimburse Landlord for all actual, reasonable costs which Landlord may incur in connection with any such Alterations, including any costs or expenses which Landlord may incur to have outside architects and engineers review said plans and specifications and shall pay Landlord an administration fee of three percent (3%) of the cost of the Alterations as Additional Rent hereunder. Tenant acknowledges that Tenant is not required to perform any particular tenant improvements or alterations to the Premises and that Tenant is not authorized to act as Landlord’s common law agent or construction agent in connection with any work performed at the Premises, including any Tenant Improvements or any later Alterations.
9.2    Cosmetic Alterations. Notwithstanding Section 9.1, so long as Tenant complies with all other requirements of this Article, Tenant may paint or repaint the Premises, relocate movable partitions within the Premises for purposes of reconfiguring individual work areas in the Premises, replace and install floor coverings and perform other non-structural and/or cosmetic or decorative modifications to the Premises without Landlord’s prior consent, so long as the aggregate cost of such Alterations does not exceed Two Hundred Fifty Thousand ($250,000) in each instance.
9.3    Removal and Restoration. All Alterations shall remain the property of Tenant until the expiration or earlier termination of this Lease, at which time they shall be and become the property of Landlord; provided, however, that Landlord may, at Landlord’s option, at the time Landlord approves such Alterations, require that Tenant, at Tenant’s expense, remove any or all Alterations made by or on behalf of Tenant and restore the Premises by the expiration or earlier termination of this Lease, to their condition existing prior to the construction of any such Alterations. Landlord and Tenant hereby confirm that no initial Tenant Improvements as currently reflected on the Space Plans attached hereto as Exhibit C-3 need to be removed by Tenant at the expiration or earlier termination of this Lease. If Tenant (i) makes structural Alterations or material changes to the improvements and/or types of improvements indicated on Exhibit C-3, or (ii) if Tenant makes any Alterations or Tenant Improvements that are not in compliance with the Building Standards for alterations or tenant improvements, as applicable, Landlord may require restoration of such Alterations and/or Tenant Improvements. Landlord may require Tenant to remove and restore cafeterias or kitchens for food service in excess of 5,000 square feet, fitness centers, server rooms or data centers in excess of 5,000 square feet, and similar nonstandard features.
9.4    Taxes. Tenant shall pay, prior to delinquency, all taxes assessed against or levied upon trade fixtures, furnishings, equipment and all other personal property of Tenant located in the Premises. Except as otherwise set forth herein, Tenant shall assume and pay to Landlord at the time of paying Base Rent whether now existing or hereafter enacted any excise, sales, use, rent, occupancy, garage, parking, gross receipts or other taxes (other than net income taxes) which may be imposed on or on account of letting of the Premises or the payment of Base Rent or any other sums due or payable hereunder, and which Landlord may be required to pay or collect under any law now in effect or hereafter enacted. Tenant shall pay directly to the party or entity entitled thereto all business license fees, gross receipts taxes and similar taxes and impositions which may from time to time be assessed against or levied upon Tenant, as and when the same become due and before delinquency.
9.5    Procedures. Any Alterations performed by or on behalf of Tenant shall be scheduled in advance with Landlord and shall be completed in accordance with Landlord’s then current rules and procedures governing construction in the Project including commercially reasonable insurance requirements for all contractors and subcontractors. Tenant shall notify Landlord at least ten (10) days before the expected commencement date of any construction and shall permit Landlord to post and record a notice of non-responsibility in accordance with applicable Law. Upon substantial completion of construction, if the law so provides, Tenant shall cause a timely notice of completion to be recorded in the office of the recorder of the county in which the Building is located.
10.    Tenant Identification.
10.1    Signs. Tenant shall be permitted to install appropriate signage and logo on the entrance doors to all areas of the Premises, and throughout the Common Areas. Any such signage shall be subject to City of Seattle code. Tenant has elected to omit any building lobby directory and monument sign that are part of the Final Plans and shall receive a credit to its Allowance equivalent to the costs savings from eliminating such building lobby directory and monument sign. Tenant shall be entitled to top signage on the façade of the Building within the limits of the City of Seattle Code, and preserving reasonable signage rights for retail. Landlord shall have the right to install a monument sign if Tenant exercises its Reduction Option (as defined in Section 38.2 below). If Landlord subsequently installs a monument sign, Tenant shall be entitled to top signage on such monument. Tenant shall have the right to review and approve any proposed retail signage, which approval shall not be unreasonably withheld, conditioned or delayed. The retail tenant(s) in each of the NW retail space and the NE retail space shall be allowed to have two signs; provided, however, the total number of retail signs shall not exceed four (4). If the retail signage is equal or lesser in size than the signs shown in Exhibit F, Tenant shall have no approval rights over the signs. Tenant’s only approval rights shall be for signs larger than those shown on Exhibit F. The signs do not need to be rectangular in shape. If Tenant exercises its Reduction Option (as defined in Section 38.2) with respect to both floors 3 and 4, Tenant shall have the right to retain its signs, but Landlord shall have the right to provide one (1) exterior signage opportunity on the north side of the Building to a new third party tenant which leases all of floor 3 or 4; the office signage will be approximately the size of that shown in Exhibit F-1. Further, to the extent that more than one tenant leases the space vacated by Tenant, Landlord may install a Monument and provide Tenant, as well as the new tenants, with monument sign rights, provided, Tenant shall continue to be entitled to top placement on any such Monument. Landlord will maintain the signs in good condition and repair during the Term at Tenant’s sole cost and expense. Tenant shall not place, install, affix or paint any other signs whatsoever which is visible in or from public view or corridors, in or on the Common Areas, the exterior of the Premises or the Building without Landlord’s prior written approval, which shall not be unreasonably withheld, conditioned or delayed. Any installation of signs on or about the Premises or Project shall be subject to any Laws and to the Rules and Regulations. Tenant shall remove all signs placed or installed by Tenant by the expiration or any earlier termination of this Lease, and Tenant shall repair any injury or defacement, including without limitation, discoloration caused by such installation or removal.
10.2    Other Identity Elements. In addition to Tenant's rights set forth above, provided Tenant has not exercised its Reduction Option, Tenant shall have the right to install signage, wayfinding, branding, and/or artwork (collectively referred to as “Identity Element(s)”) throughout the Project, without limitation as to size and/or quantity, at its own cost and subject only to: (i) Laws, including the City of Seattle Code and other necessary municipal approvals, (ii) Landlord approval which shall be limited to a review of: (a) technical integrity and safety concerns; (b) obstruction of retail sign areas; (c) negative impact to Building reputation or value; and (iii) the requirement that Tenant shall be responsible for the cost of long-term maintenance during the Term and removal thereafter, if such removal is required as a condition of Landlord approval.  If Tenant exercises its Reduction Option, then Landlord may require Tenant to remove any or all Identity Elements which Tenant has installed outside of the Premises, at Tenant’s cost.
11.    Inspection/Posting Notices.
Landlord and Landlord’s agents and representatives shall have the right to enter the Premises to inspect the same, to clean, to perform such work as may be permitted or required hereunder, to deal with emergencies, to exhibit the Premises to present or (during the last year of the Term) prospective tenants, purchasers, or lenders, and to verify compliance by Tenant with this Lease and all Laws or for any other purpose as Landlord may deem reasonably necessary. In all events (except in an emergency), Landlord shall use diligent, good faith efforts not to unreasonably interfere with Tenant’s business operations. Except in an emergency or to perform regularly scheduled services, Landlord will notify Tenant’s designated personnel (which notice may be electronic) at least 48 hours prior to entering into the Premises. Except as expressly provided herein, Tenant waives any claim for damages for any injury or inconvenience to or interference with Tenant’s or any Tenant Party’s business, any loss of occupancy or quiet enjoyment of the Premises, and any other loss occasioned thereby. Landlord shall at all times have and retain a key (or electronic access device) with which to unlock all of the doors in, upon and about the Premises, excluding Tenant’s vaults and safes, and Landlord shall have the right to use any and all means which Landlord may deem necessary or proper to open doors in an emergency to obtain entry to any portion of the Premises. Any entry to the Premises by Landlord shall not be construed to be a forcible or unlawful entry into, or a detainer of, the Premises, or an eviction, actual or constructive, of Tenant from the Premises or any portion thereof.
12.    Assignment and Subletting.
12.1    Consent Required. Tenant shall not assign, encumber, mortgage, pledge, license, hypothecate or otherwise transfer the Premises or this Lease whether voluntarily, by operation of law or otherwise, or sublease all or any part of the Premises, or permit the use or occupancy of the Premises by any party other than Tenant (each a “Transfer”), nor may Tenant sublease space or take an assignment of a lease from any other tenant in the Project, without the prior written consent of Landlord, which shall not be unreasonably withheld, conditioned or delayed. It shall be reasonable for Landlord to withhold consent to a Transfer if the transferee proposes to use the transferred portion of the Premises primarily for a Call Center. Landlord shall not unreasonably withhold its consent to a sublease or an assignment of Tenant’s rights under this Lease provided that Tenant is not in default at the time Tenant requests such consent. In agreeing to act reasonably, Landlord is agreeing to act in a manner consistent with the standards followed by large institutional owners of commercial real estate; provided, however, so long as Tenant is a corporation that is publicly traded on a reputable United States stock exchange, and that Tenant has not transferred more than 60,000 rentable square feet of the Premises (inclusive of any then in-effect Transfer), Landlord shall not be permitted to consider the financial terms of the Transfer including, but not limited to, the financial strength or creditworthiness of any subtenant; provided, further, if Tenant has transferred or is transferring more than 60,000 rentable square feet (on a cumulative basis), Landlord may consider the financial terms of such Transfer. In exercising such right of approval or disapproval, Landlord shall be entitled to take into account any factor Landlord reasonably deems relevant to such decision, including but not limited to the following, all of which are agreed to be reasonable factors for Landlord’s consideration: (i) except as set forth above, the financial strength of the proposed assignee or subtenant, including but not limited to the adequacy of its working capital to pay all expenses anticipated in connection with any proposed remodeling of the Premises; (ii) whether the proposed assignee or subtenant is a person with whom Landlord has negotiated for space in the Building during the twelve (12) month period ending with the date Landlord receives notice of such proposed assignment or subletting, unless Landlord does not have comparable space available in the Project; (ii) whether the proposed assignee or subtenant is a governmental entity or agency; and (iv) whether the proposed use of the Premises by such proposed assignee or subtenant complies with the Permitted Use. Each and every sublease or assignment must provide that such sublease or assignment terminates on or before the end of the then current Term of this Lease; provided, however, if Tenant extends this Lease without exercising the Reduction Option, a sublease or assignment may be extended into such Extension Term. In no event may Tenant enter into a Transfer if an Event of Default is outstanding under this Lease. In the event that Tenant is no longer a corporation that is publicly traded on a reputable United States stock exchange, Landlord may condition its consent to any proposed Transfer on such conditions as Landlord may require including cure of any outstanding defaults, receipt of additional security and/or a lease guaranty, and construction of improvements reasonably deemed necessary or appropriate by Landlord by reason of the Transfer.
12.2    Ownership Transactions. Unless Tenant is a corporation that is publicly traded on a reputable United States stock exchange, any sale, assignment, transfer, sublease or disposition, whether for value, by operation of law, gift, will, or intestacy in a single transaction or a series of related transactions or within any twelve (12) month period, of fifty percent (50%) or more of the ownership interests in Tenant, if Tenant is a partnership, joint venture, or limited liability company or any other type of legal entity or of operating control over Tenant (whether by management agreement, stock sale or other means) shall be deemed to constitute a Transfer. Any change in ownership of Tenant’s parent of the type described above shall also constitute a Transfer. Notwithstanding anything to the contrary in this Lease, so long as such Transfer is not effectuated as part of a transaction or series of transactions orchestrated in order to avoid the requirement to obtain Landlord’s consent to a Transfer, Tenant may, without obtaining Landlord’s consent, enter into a Transfer to any other entity which (a) controls or is controlled by Tenant; or (b) is controlled by Tenant’s parent company; or (c) purchases all or substantially all of the assets of Tenant; or (d) purchases all or substantially all of the ownership interests of Tenant (each of which is referred to herein as a “Permitted Transfer” and the transferee under any Permitted Transfer is referred to herein as a “Permitted Transferee”). In connection with any Permitted Transfer, Tenant shall continue to remain fully liable under the Lease, on a joint and several basis with the assignee or acquirer of such assets or stock. Unless constrained by a confidentiality requirement, Tenant must give Landlord at least thirty (30) days written notice in advance of any such Permitted Transfer and must provide evidence reasonably satisfactory to Landlord that the transaction qualifies as a Permitted Transfer. In the event that Tenant is prevented from providing Landlord with such prior notice of a Permitted Transfer due to a confidentiality requirement, then Tenant shall provide written notice of such Permitted Transfer to Landlord no later than ten (10) days after the occurrence of such Permitted Transfer. In addition, if Tenant is merged or consolidated with another entity, in accordance with applicable statutory provisions governing merger or consolidation of entities, such Transfer shall be a Permitted Transfer, so long as (A) Tenant’s obligations hereunder are assumed by the entity surviving such merger or created by such consolidation; and (B) Tenant demonstrates to Landlord’s reasonable satisfaction that the tangible net worth of the surviving or created entity is not less than the tangible net worth of Tenant as of the date immediately prior to such merger or consolidation.
12.3    Procedures. Tenant must request Landlord’s consent to Transfer, except for a Permitted Transfer, in writing at least thirty (30) days prior to the effective date of the proposed Transfer, which request must include: (a) the name and address of the proposed assignee or subtenant; (b) the nature and character of the business of the proposed assignee or subtenant; (c) financial information (including financial statements) of the proposed assignee or subtenant; (d) a copy of the proposed sublet or assignment agreement; and (e) any additional information Landlord reasonably requests regarding such proposed assignment or subletting (the “Transfer Notice”). Each assignment or sublease (including, without limitation, Permitted Transfers) must be in substance and form reasonably acceptable to Landlord and shall include, among other provisions, (i) in the case of a sublease, that the sublease is subordinate to the Lease, (ii) that Tenant remains liable under the Lease; (iii) in the case of a sublease, that the sublease expires on or before the end of the then current Term of the Lease; and (iv) in the case of a sublease, that Landlord’s liability is not materially increased by said sublease. Within twenty (20) days after Landlord receives the Transfer Notice (with all required information included), Landlord shall either: (A) grant its consent in writing to the proposed Transfer; (B) effective as of the effective date of any proposed Transfer, terminate this Lease if the Transfer is an assignment, or, if the Transfer is a sublease of more than 50% of the Premises (or, considering prior Transfers, causes more than 50% of the Premises to be subleased), terminate this Lease as to the portion of the Premises proposed to be subleased; or (C) deny its consent to the proposed Transfer and specify its reasons for such denial. If Landlord approves the Transfer, Tenant and the transferee shall execute Landlord’s customary form of consent. If Landlord does not respond, Landlord shall be deemed to have approved the proposed Transfer. If Landlord elects to terminate the Lease or recapture a portion of the Premises, such termination or recapture shall be effective upon the effective date proposed by Tenant in the Transfer Notice, unless otherwise agreed by Landlord and Tenant; provided, however, Tenant shall have the right to avoid such termination or recapture by withdrawing its Transfer Notice within fifteen (15) days after Landlord delivers a notice of termination or recapture. Upon a termination or recapture, Landlord may lease the Premises to any party, including parties with whom Tenant has negotiated an assignment or sublease, without incurring any liability to Tenant.
12.4    Conditions: Each Transfer is subject to all of the following terms and conditions:
(a)    If Landlord approves a Transfer (other than a Permitted Transfer), Tenant shall pay to Landlord as Additional Rent fifty percent (50%) of the amount, if any, by which the rent, any additional rent and any other sums payable by the assignee or subtenant to Tenant under such assignment or sublease exceeds the total of the Base Rent plus any Additional Rent payable by Tenant hereunder which is allocable to the portion of the Premises which is the subject of such assignment or sublease, after Tenant recovers its reasonable third party costs of such assignment or sublease amortized on a straight line basis over the term of the assignment or sublease, which costs shall include, but not be limited to, reasonable brokerage commissions, reasonable attorneys' fees and reasonable improvement costs. The foregoing payments shall be made on a monthly basis by Tenant. Landlord shall have the right to review all records which support said payments.
(b)    No consent to any Transfer shall constitute a waiver of the provisions of this Article, and all subsequent Transfers may be made only with the prior written consent of Landlord. Consent by Landlord shall not be construed to permit reassignment or resubletting by a permitted assignee or sublessee.
(c)    Tenant shall remain liable for all Lease obligations, and, without limitation, any guaranty of this Lease (if any) shall be unaffected by such Transfer and shall remain in full force and effect for all purposes. An assignee of Tenant, at the option of Landlord, shall become directly liable to Landlord for all obligations of Tenant hereunder, but no Transfer by Tenant shall relieve Tenant of any liability hereunder.
(d)    Any Transfer (other than a Permitted Transfer) without Landlord’s prior written consent shall be voidable by Landlord and shall, at the option of Landlord, constitute a default under this Lease. Following any Event of default, Landlord may collect Rent from the assignee, transferee, subtenant or occupant and apply the net amount collected to Rent, but no such collection shall be deemed a waiver of this covenant, acceptance of the assignee or subtenant hereunder, or release of Tenant hereunder.
(e)    The term of any Transfer shall not extend beyond the Term.
(f)    Tenant shall pay to Landlord a One Thousand Dollar ($1,000) processing fee, which shall accompany the Transfer Notice. Tenant shall reimburse Landlord upon demand for any reasonable out-of-pocket costs incurred by Landlord in connection with such request, including legal fees, without regard to whether Landlord gives its consent.
(g)    The proposed assignee or subtenant shall provide Landlord with the names of the persons holding an ownership interest in the assignee or subtenant for purposes of compliance with Presidential Executive Order 13224 (issued September 24, 2001) and must confirm in writing satisfactory to Landlord that all of the representations and warranties in Section 35 below are true and correct with respect to the proposed assignee or subtenant and agreeing to be bound by terms and conditions of Section 35.
(h)    Landlord’s denial of consent to a proposed Transfer shall not cause a termination of this Lease. If Tenant believes that Landlord has breached its obligations under this Section, Tenant’s sole remedies shall be a suit for contract damages (other than damages for injury to, or interference with, Tenant's business including, without limitation, loss of profits, however occurring) or declaratory judgment and an injunction for the relief sought. At the option of Landlord, a surrender and termination of this Lease shall operate as an assignment to Landlord of some or all subleases or subtenancies. Landlord shall exercise this option by giving notice of that assignment to such subtenants.
12.5    No Leasehold Finance. Tenant shall not encumber, pledge or mortgage the whole or any part of the Premises or any alternations or equipment therein or this Lease, nor shall this Lease or any interest thereunder be assignable or transferable by operation of law or by any process or proceeding of any court or otherwise without the prior written consent of Landlord, which consent may be given or withheld in Landlord’s sole discretion.
13.    Financial Statements.
So long as Tenant (and any assignor to Tenant provided such assignor remains liable under the Lease) is a corporation that is publically traded on a reputable United States stock exchange, this Section 13 shall not apply. Within ten (10) days after Landlord’s request, from time to time, Tenant shall provide to Landlord copies of Tenant’s and any guarantor’s most recent annual and quarterly financial statements (including balance sheets and statements of income and expenses) which shall be certified and audited by independent public accountants of recognized standing if Tenant prepares audited financial statements in the ordinary course of business and otherwise shall be prepared in accordance with generally accepted accounting principles and certified as accurate by Tenant’s chief financial officer. Landlord shall use the financial statements solely for purposes of this Lease and in connection with the ownership, management, financing and disposition of the Project and shall keep such financial statements confidential. Tenant covenants and warrants to Landlord that all financial information and other descriptive information regarding Tenant’s business, which has been or shall be furnished to Landlord, is and shall be accurate and complete in all material respects at the time of delivery to Landlord.
14.    Insurance.
14.1    Landlord’s Insurance. All insurance maintained by Landlord shall be for the sole benefit and under the control of Landlord. Landlord agrees to maintain property insurance insuring the Building against such risks and with such coverage as Landlord or any secured lender deems necessary or desirable from time to time to protect their interests. Such insurance may include earthquake and/or flood insurance, and loss of rents coverage, in each case in amounts selected from time to time by Landlord. At its election, Landlord may also provide liability insurance and such other insurance as it deems necessary or desirable to protect its interests. Landlord shall not be obligated to insure, and shall have no responsibility whatsoever for any damage to, any furniture, machinery, goods, inventory or supplies, or other personal property or fixtures which Tenant may keep or maintain in the Premises, or any Alterations within the Premises.
14.2    Tenant’s Insurance. Tenant shall, during the Term, procure at its expense and keep in force the following insurance:
(i)    Commercial general liability insurance naming Landlord as an additional insured against any and all claims for bodily injury, property damage, premises operations, products and completed operations, personal and advertising injury and contractual liability occurring in, or about the Premises or arising out of Tenant’s use and occupancy of the Premises. Such insurance shall have a combined single limit of not less than One Million Dollars ($1,000,000) per occurrence with a Two Million Dollars ($2,000,000) aggregate limit and excess umbrella liability insurance in the amount of Five Million Dollars ($5,000,000). Such liability insurance shall be primary and not contributing to any insurance available to Landlord and Landlord’s insurance shall be in excess thereto. In no event shall the limits of such insurance be considered as limiting the liability of Tenant under this lease.
(j)    Personal property insurance insuring all tenant improvements in excess of the base Building initially constructed by Landlord and all equipment, trade fixtures, inventory, fixtures, and personal property located on or in the Premises for perils covered by the causes of loss - special form (all risk) and in addition, coverage for wind, terrorism and boiler and machinery (if applicable). Such insurance shall be written on a replacement cost basis in an amount equal to one hundred percent (100%) of the full replacement value of the foregoing.
(k)    Business interruption and extra expense insurance for an amount not less than twelve (12) months’ projected gross income to reimburse Tenant for direct or indirect loss attributable to all perils commonly insured against by prudent tenants or attributable to prevention of access to the Premises or the Building as result of such perils.
(l)    Workers’ compensation insurance in accordance with statutory law and employers’ liability insurance with a limit of not less than One Million Dollars ($1,000,000) per accident, One Million Dollars ($1,000,000) disease policy limit, and One Million Dollars ($1,000,000) disease limit each employee.
(m)    Commercial Automobile Liability insurance if applicable for all owned, leased, hired or non-owned vehicles or any other vehicles operated for or under the direction of the tenant with limits of not less than One Million Dollars ($1,000,000) per accident.
(n)    Such other insurance or amounts of insurance as Landlord may from time to time deem necessary and prudent or as required by Landlord’s beneficiaries or mortgagees of any deed of trust or mortgage encumbering the Premises, but in no event in excess of the amounts and types of insurance then being required by landlords of other Comparable Buildings.
14.3    Requirements. The policies required to be maintained by Tenant shall be with companies rated A-X or better by A.M. Best. Insurers shall be licensed to do business in the state in which the Premises are located and domiciled in the USA. Any deductible amounts under any insurance policies required hereunder shall not exceed Ten Thousand Dollars ($10,000) unless agreed to by Landlord. Certificates of insurance (certified copies of the policies may be required) shall be delivered to Landlord prior to the Commencement Date and annually thereafter. Tenant shall have the right to provide insurance coverage which it is obligated to carry pursuant to the terms hereof in a blanket policy, provided such blanket policy expressly affords coverage to the Premises on a per location basis and to Landlord as required by this Lease. Each policy of insurance shall provide notification to Landlord at least thirty (30) days prior to any cancellation.
14.4    Failure of Tenant to Purchase Insurance. If Tenant does not purchase the insurance required by this Lease or keep the same in full force and effect, Landlord may, but shall not be obligated to, after ten (10) days further prior written notice to Tenant, purchase the necessary insurance and pay the premium solely to protect Landlord’s interests. Landlord shall have no duty to purchase insurance to protect Tenant’s interests or to obtain the lowest available premiums. Tenant shall repay to Landlord, as Additional Rent, the amount so paid promptly upon demand. In addition, Landlord may recover from Tenant and Tenant agrees to pay, as Additional Rent, any and all reasonable expenses (including attorneys’ fees) and damages which Landlord may sustain by reason of the failure of Tenant to obtain and maintain such insurance.

14.5    Subrogation. Landlord and Tenant hereby mutually waive their respective rights of recovery against each other for any loss of, or damage to, either party’s property, to the extent that such loss or damage is actually insured against or is required to be insured against under this Lease (or if either party elects to self-insure any property coverage required) at the time of such loss or damage. Each party shall obtain any special endorsements, if required by its insurer, whereby the insurer waives its rights of subrogation against the other party. The provisions of this section shall not apply in those instances in which waiver of subrogation would cause either party’s insurance coverage to be voided or otherwise made uncollectible.
14.6    Alterations. If Tenant wishes to perform any Alterations, Tenant shall deliver to Landlord, prior to commencing such Alterations evidence reasonably satisfactory to Landlord that Tenant or its contractor (i) carries “Builder’s Risk” insurance covering construction of such Alterations in an amount and form reasonably approved by Landlord, and (ii) obtains a lien and completion bond or other security in form and amount (and issued by an issuer) reasonably satisfactory to Landlord for any Alteration in excess of $250,000.00.
14.7    Primary Policies. All Tenant’s policies required above shall be primary for the Premises and operations of Tenant. Such policies will not be excess over or contributory with any insurance maintained by Landlord.
14.8    Contravention of Insurance. Tenant will not intentionally do, allow or permit anything to be done on or about the Premises, including conducting any activity, or placing any equipment, materials or other items in, or about the Premises, that will affect, impair or contravene any policies of insurance that may be carried by Landlord covering the Building. Should Tenant fail to comply with the foregoing covenant on its part to be performed, Tenant shall reimburse Landlord for such increased amount upon written demand thereof from Landlord, the same to be considered Additional Rent payable hereunder.
14.9    Cooperation. In the event of loss, Tenant shall cooperate with Landlord in connection with the proceeding and collection of claim settlements.
15.    Indemnity; Liability.
15.1    Tenant Indemnity. Tenant shall indemnify, defend, and hold harmless Landlord and its property manager and each of their direct or indirect owners or investors, officers, directors, partners, agents, and employees (collectively, the “Landlord Parties”) from all damages, costs, and expenses (including reasonable attorney fees and costs and expenses), judgments, injuries, liabilities, claims, and losses (collectively, “Claims”) to the extent: (a) arising within the Premises; (b) arising from Tenant’s use or control of the Premises or the conduct of Tenant’s business or from any activity, work or thing done, permitted, or suffered by Tenant in or about the Premises; or (c) arising from any gross negligence or willful misconduct of Tenant or its agents, employees, or contractors; provided, however, that Tenant’s obligation to indemnify, defend, and hold harmless shall not apply to Claims arising from the gross negligence or willful misconduct of any of the Landlord Parties. Prior to the date Tenant substantially completes its Tenant Improvements, Tenant’s indemnity obligations to Landlord Parties shall be limited to third party Claims arising from Tenant’s, its contractors’, subcontractors’, architects’, engineers’, employees’, agents’, invitees’ or guests’ actions or failures to act while in possession or control of the Premises. If and to the extent RCW 4.24.115 is deemed to apply to this Lease, the foregoing indemnity and hold harmless provision shall not be construed to require Tenant to provide indemnification or impose a duty to defend a Landlord Party against Claims to the extent arising from the indemnitee’s sole negligence.
Tenant, as a material part of the consideration to Landlord, hereby assumes all risk of damage to property or injury to persons in, upon, or about the Premises from any cause whatsoever except that which is caused by the gross negligence or willful misconduct of the Landlord Parties or any of them or

Landlord’s breach of this Lease. Tenant hereby waives all its Claims in respect thereof against Landlord. The provisions of this Article 15 shall survive the expiration or termination of this Lease with respect to any damage, injury, death, breach, or default occurring prior to such expiration or termination.
Solely for the purpose of effectuating Tenant’s indemnification obligations under this Lease, and not for the benefit of any third parties (including but not limited to employees of Tenant), Tenant agrees not to assert as a defense any immunity provided under the Washington State Industrial Insurance Act, Title 51 of the Revised Code of Washington and Tenant’s indemnification obligations under this Lease shall not be limited in any way by any limitation on the amount or type of damages, compensation or benefits payable to Tenant’s employees or any third party under such act or any similar Law.
15.2    Exemption from Liability. Landlord shall not be liable to Tenant or its partners, directors, officers, contractors, agents, employees, invitees, sublessees, or licensees for any loss, injury, or damage to Tenant or to any other person, or to its or their property, except to the extent such injury, damage, or loss is caused by the gross negligence or willful misconduct of Landlord in the operation or maintenance of the Project or Premises. Further, Landlord shall not be liable (a) for any such damage caused by other tenants or persons in or about the Project or Premises, (b) for any loss or damage to person or property which is either covered by insurance or which Tenant is required to insure under this Lease, or (c) for indirect, consequential or punitive damages arising out of any loss of use of the Project or Premises or any equipment or facilities therein by Tenant or any person claiming through or under Tenant. Tenant shall look to its property damage or business interruption insurance policies, and not to Landlord for any loss incurred as a result of damage to its property or interruption of its business. Tenant shall not be liable (a) for any loss or damage to person or property which is either covered by insurance or which Landlord is required to insure under this Lease, or (b) except with respect to holdover damages, for indirect, consequential or punitive damages arising out of any loss of use of the Project or Premises or any equipment or facilities therein by Landlord or any person claiming through or under Landlord.
15.3    Landlord Indemnity. Landlord shall indemnify, defend, and hold harmless Tenant and its officers, directors, partners, agents, and employees (collectively, the “Tenant Parties”) from all damages, costs, and expenses (including reasonable attorney fees and costs and expenses), judgments, injuries, liabilities, claims, and losses (collectively, “Claims”) to the extent arising from any gross negligence or willful misconduct of Landlord or its agents, employees, or contractors; provided, however, that Landlord’s obligation to indemnify, defend, and hold harmless shall not apply to Claims arising from the gross negligence or willful misconduct of any of the Tenant Parties. If and to the extent RCW 4.24.115 is deemed to apply to this Lease, the foregoing indemnity and hold harmless provision shall not be construed to require Landlord to provide indemnification or impose a duty to defend a Tenant Party against Claims to the extent arising from the indemnitee’s sole negligence.
Solely for the purpose of effectuating Landlord’s indemnification obligations under this Lease, and not for the benefit of any third parties (including but not limited to employees of Landlord), Landlord agrees not to assert as a defense any immunity provided under the Washington State Industrial Insurance Act, Title 51 of the Revised Code of Washington and Landlord’s indemnification obligations under this Lease shall not be limited in any way by any limitation on the amount or type of damages, compensation or benefits payable to Landlord’s employees or any third party under such act or any similar Law.
16.    Condemnation.
Tenant may terminate this Lease if any material part of the Premises is taken or condemned for any public or quasi public use under Law, by eminent domain, sales under threat of eminent domain or private purchase in lieu thereof (a “Taking”) and as a result of the Taking the Premises are no longer suitable for Tenant’s use. Landlord shall have the right to terminate this Lease if there is a Taking of any portion of the Project which would have a material adverse effect on Landlord’s ability to profitably operate the remainder of the Project. The terminating party shall provide written notice of termination to the other party within forty-five (45) days after it first receives notice of final scope of the Taking. A taking of the entire Premises for the remainder of the Term shall automatically terminate this Lease. The termination shall be effective on the date the physical taking occurs. If this Lease is not terminated, Base Rent and Tenant’s Share shall be appropriately adjusted to account for any reduction in the square footage of the Building or Premises. All compensation awarded for a Taking shall be the property of Landlord. The right to receive compensation or proceeds are expressly waived by Tenant, however, Tenant may file a separate claim for Tenant’s Personal Property (as defined in Section 18) and Tenant’s reasonable relocation expenses, provided the claim is processed in a separate proceeding and does not diminish the amount of Landlord’s award. Tenant waives any right to receive any award for its interest in this Lease or for loss of leasehold or for any improvements to the Premises. The provisions of this Section are Tenant’s sole and exclusive rights and remedies in the event of a Taking and Tenant waives the benefits of any Law or judicial decision that provides Tenant any abatement or termination rights or any right to receive any payment or award (by virtue of a Taking) not specifically described in this Lease.
17.    Damage or Destruction.
17.1    Restoration. If the Project is damaged by fire or other insured casualty and the insurance proceeds have been made available therefor by the holder or holders of any mortgages or deeds of trust covering the Premises or the Project, the damage shall be repaired by Landlord to the extent such insurance proceeds are available therefor and provided such repairs can, in Landlord’s reasonable opinion, be completed within one (1) year after the date the necessity for repairs as a result of such damage becomes known to Landlord without the payment of overtime or other premiums; Landlord shall complete an estimate of the time conduct such repairs expeditiously upon learning of the necessity of repairs. Until such repairs are completed, Rent shall be abated in proportion to the part of the Premises which is unusable by Tenant in the conduct of its business. Landlord’s obligation to make repairs under this Article is limited to the base Building, Common Areas and the interior improvements to the Premises that are covered by Landlord’s insurance. Upon the occurrence of any damage to the Premises, Tenant shall assign to Landlord (or to any party designated by Landlord) all insurance proceeds payable to Tenant under Article 14 above (or, if Tenant has failed to carry the insurance required under such Article 14, Tenant shall pay to Landlord the amount which Tenant would have received as insurance proceeds had Tenant carried such required insurance) with respect to any tenant improvements in the Premises in which case Landlord shall manage restoration of the tenant improvements to the extent of such proceeds. If the amount assigned (or paid) to Landlord pursuant to the immediately preceding sentence is insufficient to repair the improvements within the Premises, Landlord shall have the right to terminate this Lease upon written notice to Tenant, and retaining the insurance proceeds so assigned or paid; provided, however, Tenant, at Tenant's option, may avoid such termination by paying the difference to Landlord within thirty (30) days following receipt of Landlord’s written demand therefor.
17.2    Termination. If repairs cannot, in Landlord’s reasonable opinion, be completed within one (1) year after the date the necessity for repairs as a result of such damage becomes known to Landlord without the payment of overtime or other premiums, Landlord may, at its option, either (a) make them in a reasonable time and in such event this Lease shall continue in effect and the rent shall be abated, if at all, in the manner provided in the prior paragraph, or (b) elect not to effect such repairs and instead terminate this Lease, by notifying Tenant in writing of such termination within sixty (60) days after Landlord verifies the scope of the necessary repairs as a result of damage, such notice to include a termination date giving Tenant sixty (60) days to vacate the Premises. In addition, Landlord may elect to terminate this Lease if the Project shall be damaged by fire or other casualty or cause, whether or not the Premises are affected, and the damage is not fully covered, except for deductible amounts, by Landlord’s insurance policies (unless due to Landlord's failure to carry the insurance required under this Lease); provided, however, Tenant, at Tenant's option, may avoid such termination by paying the difference to

Landlord within thirty (30) days following Tenant's receipt of Landlord’s demand therefor. Finally, if the Premises or the Project is damaged to any substantial extent during the last twelve (12) months of the Term, then notwithstanding anything contained in this Article to the contrary, either party shall have the option to terminate this Lease by giving written notice to the other of the exercise of such option within sixty (60) days after Landlord learns of the necessity for repairs as the result of such damage. A total destruction of the Project shall automatically terminate this Lease. In the event that Landlord opts to make the repairs as contemplated in subsection (a) above, Tenant shall have the option to terminate this Lease by giving written notice to Landlord if such repair is not complete within six (6) months after the date Landlord estimated that repairs would be completed.
17.3    Limitations. Except as provided in this Article, there shall be no abatement of rent and no liability of Landlord by reason of any injury to or interference with Tenant’s business or property arising from such damage or destruction or the making of any repairs, alterations or improvements in or to any portion of the Project or the Premises or in or to fixtures, appurtenances and equipment therein. Tenant understands that Landlord will not carry insurance of any kind on Tenant’s improvements, furniture, furnishings, trade fixtures or equipment, and that Landlord shall not be obligated to repair any damage thereto or replace the same. Except for proceeds of Tenant’s insurance relating to Tenant’s furniture, furnishings, trade fixtures and equipment which shall be used by Tenant to repair or replace the same unless this Lease is terminated, Tenant acknowledges that Tenant shall have no right to any proceeds of insurance relating to property damage.
17.4    Sole Remedy. This Section shall be Tenant’s sole and exclusive remedy in the event of damage or destruction to the Premises or the Building and Tenant waives the benefits of any Law or judicial decision that provides Tenant any abatement or termination rights (by virtue of a casualty) not specifically described in this Section.
18.    Surrender of Premises.
Tenant shall, upon expiration or sooner termination of this Lease, surrender the Premises to Landlord broom clean, and in good order, condition and repair, ordinary wear and tear and damage which Tenant is not obligated to repair excepted. Tenant shall remove upon termination of this Lease, any and all of Tenant’s furniture, work stations, furnishings, equipment, movable partitions of less than full height from floor to ceiling and other trade fixtures and personal property (collectively, “Personal Property”); provided, however Tenant shall not be required to remove trade fixtures unless required to do so by Landlord as a condition to approval of installation. Personal Property not so removed shall be deemed abandoned by Tenant and title to the same shall thereupon pass to Landlord under this Lease as by a bill of sale, but Tenant shall remain responsible for the cost of removal and disposal of such Personal Property, as well as any damage caused by such removal. At or before the time of surrender, Tenant shall comply with the terms of Section 9 hereof with respect to removal of Alterations and Tenant Improvements from the Premises and all other matters addressed in such Section. All keys to the Premises or any part thereof shall be surrendered to Landlord upon expiration or sooner termination of the Term. Landlord and Tenant shall meet for a joint inspection of the Premises at the time of vacating, but nothing contained herein shall be construed as an extension of the Term or as a consent by Landlord to any holding over by Tenant.
19.    Holding Over.
If Tenant, without the written consent of Landlord, holds over and does not surrender possession of the Premises upon the expiration of the Term or sooner termination of this Lease, then Landlord may elect, by written notice to Tenant, to treat such holding over as a month-to-month tenancy, or as a tenancy at sufferance; in each case upon the terms and conditions set forth in this Lease except that the monthly Base Rent (or daily rent if Landlord does not elect to create a month to month tenancy) shall be equal to one hundred fifty percent (150%) of the Base Rent owed to Landlord under this Lease immediately prior to such expiration or termination for the first four (4) months of holdover, and two hundred percent (200%) thereafter. If Landlord elects to treat Tenant as a month to month tenant, either party may thereafter terminate the tenancy as of the end of any calendar month by written notice to the other party at least thirty (30) days before the last day of the month. Notwithstanding the foregoing, Landlord may terminate the Lease at any time if Tenant is in default. Tenant shall be liable to Landlord for all damages that Landlord suffers because of any holding over by Tenant, and Tenant shall indemnify, defend and hold Landlord harmless from and against all claims (including actual and opportunity costs and attorney fees and costs) resulting from Tenant’s retention of possession, including, without limitation, (a) any claim from any tenant against Landlord for any loss, cost or damages suffered by such tenant of all or any part of the Premises, and (b) Landlord’s damages as a result of such tenant rescinding the lease of all or any portion of the Premises by reason of such failure of Tenant to timely surrender the Premises. Landlord may elect to treat Tenant as remaining in possession of the Premises until such time as Tenant completes its surrender obligations and removes all of its personal property from the Premises. The provisions of this Article shall not constitute a waiver by Landlord of any right of re-entry as provided in this Lease nor shall receipt of any Base Rent or Additional Rent or any other apparent affirmance of the tenancy operate as a waiver of Landlord’s right to terminate this Lease for a breach of any terms, covenants, or obligations contained in this Lease on Tenant’s part to be performed.
20.    Default.
20.1    Events of Default. The occurrence of any of the following events shall constitute an “Event of Default” on the part of Tenant:
(a)    Failure to pay any installment of Base Rent, Additional Rent or any other amount due and payable hereunder within five (5) business days after Tenant’s receipt from Landlord of written notice thereof two (2) times within a twelve (12) month period. For every additional failure to pay thereafter upon the date when said payment is due within the same twelve (12) month period shall be deemed an automatic default. Provided, however, Tenant shall in all events have be entitled to a notice of failure to pay and given a five (5) business day right to cure for the first six (6) months of the Initial Term, and any late payment notices issued in such six (6) month period shall not be considered in determining whether two notices have been given in any twelve (12) month period.
(b)    Failure to deliver any certificate, document, or instrument described in Sections 14, 23 or 24 within the time periods required thereunder, or any holdover beyond the expiration or termination of this Lease unless expressly consented to in writing by Landlord, and such failure shall continue for ten (10) days after Tenant's receipt of Landlord's second written notice thereof;
(c)    Failure to perform any obligation, agreement or covenant under this Lease (other than those matters specified in any other subparagraph of this Section), within thirty (30) days after written notice (except where a shorter period of time is specified in this Lease in which case such shorter period shall apply); provided, however, if Tenant’s failure to perform cannot reasonably be cured within such 30-day period, Tenant shall be allowed such additional time as is reasonably necessary to cure the failure so long as: (i) Tenant commences to cure the failure within such 30-day period, and (ii) Tenant diligently pursues a course of action that will cure the failure and bring Tenant back into compliance with this Lease. Notwithstanding the foregoing, (A) if a specific time for performance or a different cure period is specified elsewhere in this Lease with respect to any specific obligation of Tenant, such specific performance or cure period shall apply with respect to a failure of such obligation in lieu of, and not in addition to, the cure period provided in this Section, and (B) the cure period specified in Section 22 shall apply with respect to Landlord’s right to perform Tenant’s covenants under Section 22.

(d)    The occurrence of any of the following: (i) a general assignment by Tenant for the benefit of creditors; (ii) the filing of any voluntary petition in bankruptcy by Tenant or any general partner of Tenant, or the filing of an involuntary petition by Tenant’s creditors which involuntary petition remains undischarged for a period of 90 days; (iii) the employment of a receiver to take possession of substantially all of Tenant’s assets or the Premises, if such appointment remains undismissed or undischarged for a period of 90 days after the order therefor; (iv) the attachment, execution or other judicial seizure of all or substantially all of Tenant’s assets or Tenant’s leasehold of the Premises, if such attachment or other seizure remains undismissed or undischarged for a period of 90 days after the levy thereof; (v) the admission by Tenant in writing of its inability to pay its debts as they become due.
20.2    Remedies.
(a)    Upon an Event of Default, with or without further notice or demand, and without limiting any other of Landlord’s rights or remedies, Landlord may:
(1)    Terminate this Lease by written notice to Tenant, in which case Tenant shall immediately surrender the Premises to Landlord. No other action by Landlord shall be deemed to be an election to terminate this Lease. If Tenant fails to surrender the Premises, Landlord, in compliance with Law, may enter upon and take possession of the Premises and remove Tenant, Tenant’s Personal Property and any party occupying the Premises. Tenant shall pay Landlord, on demand, all past due Rent and other losses and damages Landlord suffers as a result of Tenant’s default, including, without limitation, all Costs of Reletting (defined below) and any difference between the total Rent reserved herein and the rent (if any) actually received from reletting during the remainder of the Term hereof. “Costs of Reletting” shall include all reasonable costs and expenses incurred by Landlord in maintaining or preserving the Premises after an Event of Default, in recovering possession of the Premises, and in reletting or attempting to relet the Premises, including, without limitation, legal fees, brokerage commissions, and the cost of alterations, and the amount of free rent, allowances, or other financial concessions granted to a new tenant.
(2)    Terminate Tenant’s right to possession of the Premises and, in compliance with Law, remove Tenant, Tenant’s Personal Property and any parties occupying the Premises. Landlord may (but shall not be obligated to) relet all or any part of the Premises for Tenant’s account, without notice to Tenant, for such period of time and on such terms and conditions (which may include free rent, allowances, or other financial concessions) as Landlord in its absolute discretion shall determine. Landlord may collect and receive all rents and other income from the reletting. Tenant shall pay Landlord on demand all past due Rent, all Costs of Reletting and any difference between the total Rent reserved herein and the rent (if any) actually received from reletting during the remainder of the Term hereof. The re-entry or taking of possession of the Premises shall not be construed as an election by Landlord to terminate this Lease.
(3)    Pursue any other legal or equitable remedy now or hereafter available to Landlord under the laws or judicial decisions of the state wherein the Premises is located.
(4)    Even though Tenant has breached this Lease and/or abandoned the Premises, this Lease shall continue in effect for so long as Landlord does not terminate this Lease or Tenant’s right to possession and Landlord may enforce all of its rights and remedies under this Lease, including (but without limitation) the right to recover Rent as it becomes due. Acts of maintenance, preservation or efforts to lease the Premises or the appointment of receiver upon application of Landlord to protect Landlord’s interest under this Lease shall not constitute an election to terminate this Lease or Tenant’s right to possession.
(b)    In lieu of calculating damages under Section 20.2(a), Landlord may elect to receive as damages in a single payment the sum of (i) all Rent accrued through the date of termination of this Lease or Tenant’s right to possession, and (ii) an amount equal to the total Rent that Tenant would have been required to pay for the remainder of the Term (discounted to present value at the “discount rate” of the Federal Reserve Bank of San Francisco in effect as of time of award plus one percent (1%)) minus the amount of such Rent loss that the Tenant proves could have been reasonably avoided and (iii) Landlord’s anticipated Costs of Reletting, and (iv) any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant’s failure to perform its obligations under this Lease or which, in the ordinary course of things, would be likely to result therefrom.
20.3    Remedies Cumulative. No right or remedy conferred upon or reserved to Landlord in this Lease is intended to be exclusive of any right or remedy granted to Landlord by statute or common law, and each and every such right and remedy will be cumulative and in addition to any other right and remedy now or subsequently available to Landlord at law or in equity. All of Landlord’s rights, privileges and elections or remedies are cumulative and not alternative, to the extent permitted by law and except as otherwise provided herein. The unenforceability of any provision hereof shall not render any other portion unenforceable. Landlord shall attempt to mitigate its damages to the extent required by law but shall not be liable for, nor shall Tenant’s obligations hereunder be diminished because of, Landlord’s failure to relet the Premises or to collect rent due for such reletting. Tenant agrees that in connection with Landlord’s duty to mitigate Landlord shall not be required (a) to lease to any party that does not satisfy Landlord’s leasing standards, (b) to give priority treatment to the Premises over any other available space in the Project, (c) expend any capital in an effort to mitigate damages, (d) to lease the Premises to a replacement tenant for less than the then current fair market value of the Premises, as determined by Landlord in its sole discretion, or (e) enter into a new Lease for the Premises under terms that are not reasonably acceptable to Landlord.
20.4    Late Charge. In addition to its other remedies, if any payment of Rent is not received when due, Landlord shall have the right without notice or demand to charge Tenant an amount equal to five percent (5%) of the delinquent amount, or $150.00, whichever amount is greater, to compensate Landlord for the administrative costs caused by the delinquency. Tenant agrees that Landlord’s damage by virtue of late payments would be extremely difficult and impracticable to compute and the amount stated herein represents a reasonable estimate thereof. Notwithstanding the foregoing, Tenant shall be entitled to a grace period of five (5) days for the first late payment of Rent in any calendar year. Any waiver by Landlord of any late charges or failure to claim the same shall not constitute a waiver of other late charges or any other remedies available to Landlord.
20.5    Default Rate. In addition to Landlord’s other remedies, including the late charge provided above, Tenant shall pay Landlord interest on all sums of Rent not paid when due until paid to Landlord at an annualized rate of the lesser of (i) the greater of 12% or the “prime rate” announced from time to time by Bank of America or any other national bank selected by Landlord plus 5%, or (ii) the maximum rate permitted by law (the “Default Rate”). The provisions of this Section and of Section 20.4 above in no way relieve Tenant of the obligation to pay Rent on or before the date on which due.
20.6    Landlord Default. Landlord shall not be in default unless Landlord fails to comply with any term, provision, or covenant of this Lease and such failure is not cured within thirty (30) days after written notice thereof to Landlord stating the nature of the default and the time period applicable to its cure, or, if Landlord’s failure to comply with any term, provision or covenant under this Lease materially interferes with Tenant’s business operations, then within ten (10) business days after such written notice thereof to Landlord (with such notice specifying the shorter time period and the reasons therefor) (the thirty-day period and the ten business day period being each being a “Landlord Default Notice Period”); provided that if the nature of such cure is such that a longer cure period is necessary, Landlord shall only be in default if Landlord shall have failed to commence such cure within said Landlord Default Notice Period and thereafter to have diligently prosecuted such cure to completion. Notwithstanding the foregoing, in the event that Landlord fails to make any payment, as and when due, which payment is required to be made by Landlord in accordance with the terms of Exhibit C and which payment remains unpaid more than thirty (30) days after an arbitration award for such payment, Tenant shall have the right to set off against Base Rent due under this Lease such amount owed and not paid by Landlord. If Tenant offsets Base Rent, Tenant shall contemporaneously deliver to Landlord evidence of such offset.
21.    Liens.
Tenant shall not permit mechanics’ or other liens to be placed upon the Project, Premises or Tenant’s leasehold interest in connection with any work or service done or purportedly done by or for the benefit of Tenant or its transferees. Tenant, within thirty (30) days after filing of any such lien, shall fully discharge any lien by settlement, by bonding or by insuring over the lien in the manner prescribed by the applicable lien Law and reasonably acceptable to Landlord. If Tenant fails to do so, Landlord may bond, insure over or otherwise discharge the lien. Tenant shall reimburse Landlord for any amount paid by Landlord, including, without limitation, reasonable attorneys’ fees.
22.    Right of Landlord to Perform Tenant’s Covenants.
If Tenant fails to perform any duty or obligation of Tenant under this Lease in a timely manner, Landlord may at its option, without notice except as provided below and without waiver of any default or breach nor any other right or remedy, perform any such duty or obligation on Tenant’s behalf. Landlord shall provide Tenant with ten (10) days’ notice and opportunity to cure except in the case of an emergency when no prior notice by Landlord shall be required. Landlord may take such actions without any obligation and without releasing Tenant from any of Tenant’s obligations. Tenant shall reimburse Landlord, within ten (10) days after demand, for all sums so paid and all costs incurred by Landlord together with an administrative charge equal to ten percent (10%) of such sums and interest on such sum at the Default Rate, from the date of payment by Landlord until paid in full by Tenant. The taking of any such action shall not relieve Tenant of its liabilities and obligations under this Lease.
23.    Subordination.
23.1    Subordination. This Lease is and shall at all times be and remain subject and subordinate to the lien of any present or future deed of trust, mortgage or other security instrument (a “Mortgage”) or any ground lease, master lease or primary lease (a “Primary Lease”) (and to any and all advances made thereunder) upon the Project or the Premises, (the mortgagee under any Mortgage or the lessor under any Primary Lease is referred to herein as “Landlord’s Mortgagee”), unless Landlord or Landlord’s Mortgagee requires this Lease to be superior to any such Mortgage or Primary Lease. Tenant shall execute and return to Landlord any and all documentation required by Landlord or Landlord’s Mortgagee to evidence the subordination (or superiority) of this Lease to any Mortgage or Primary Lease.
23.2    Nondisturbance. In the event of subordination of this Lease, Landlord shall obtain from Landlord’s Mortgagee, a written nondisturbance agreement to the effect that (a) in the event of a foreclosure or other action taken under the Mortgage by the holder thereof, this Lease and the rights of Tenant hereunder shall not be disturbed but shall continue in full force and effect so long as Tenant shall not be in default hereunder, and (b) Landlord’s Mortgagee will agree that in the event it shall be in possession of the Premises, that so long as Tenant is not in default under this Lease, Landlord’s Mortgagee will perform all obligations of Landlord required to be performed under this Lease. Notwithstanding the foregoing, Landlord shall deliver to Tenant a non-disturbance agreement in the form attached hereto as Exhibit G executed by both Landlord and Landlord's Mortgagee no later than July 17, 2015.
23.3    Attornment. In the event any proceedings are brought for foreclosure, or in the event of the exercise of the power of sale under any Mortgage made by the Landlord covering the Premises,

Tenant shall attorn to the purchaser at any such foreclosure, or to the grantee of a deed in lieu of foreclosure, and recognize such purchaser or grantee as the landlord under this Lease. Tenant hereby agrees that no mortgagee or its successor shall be (a) bound by any payment of Base Rent or Additional Rent for more than one (1) month in advance, (b) bound by any amendment or modification of this Lease made without the consent of Landlord’s mortgagee or its successor, (c) liable for any breach, act or omission of any prior landlord, (d) bound to effect or pay for any construction for Tenant’s occupancy, or (e) subject to any claim of offset or defenses that Tenant may have against any prior landlord. The word “Mortgage” as used herein includes mortgages, deeds of trust and any sale-leaseback transactions, or other similar instruments and modifications, extensions, renewals and replacements thereof, and any and all advances thereunder.
23.4    Successors. For the purposes of this section, the term “Successor Landlord” shall mean the Landlord’s Mortgagee if the same succeeds to the rights of Landlord under this Lease, whether through possession or foreclosure action or delivery of a new lease or deed, or any third party that succeeds to the rights of Landlord under this Lease by virtue of having purchased the Project at a foreclosure sale. So long as Tenant is not in default of this Lease at the time of succession, the Successor Landlord shall accept Tenant’s attornment, and shall not disturb Tenant’s quiet possession of the Premises. Tenant shall attorn to and recognize such Successor Landlord as Tenant’s Landlord under this Lease and shall promptly execute and deliver any instrument that such Successor Landlord may reasonably request to evidence such attornment.
23.5    Mortgagee Protection. In the event of any uncured default on the part of Landlord, Tenant shall not exercise any right to abate or offset rent, claim constructive eviction, or terminate this Lease unless Tenant has given each Landlord Mortgagee, whose address shall have been furnished to Tenant, at least thirty (30) days’ notice. During the thirty (30) day period, the Landlord Mortgagee shall be entitled to commence to cure the default. If the default is not capable of being cured with due diligence within the thirty (30) day period, the Tenant shall not exercise any remedy if the Landlord Mortgagee shall have commenced to cure the default within the thirty (30) day period and shall pursue the cure with due diligence thereafter. If the default is one which is not capable of cure by the Landlord Mortgagee within the thirty (30) day period because the Landlord Mortgagee is not in possession of the Building or Property, the thirty (30) day period shall be extended to include the time needed to obtain possession of the Premises by the Landlord Mortgagee by power of sale, judicial foreclosure, or other legal action required to recover possession.
24.    Estoppel Certificates.
24.1    Execution. Within twenty (20) days after written notice from either party, the other party agrees to execute, acknowledge and deliver to the requesting party or any proposed investor, mortgagee or purchaser a statement in writing, in form reasonably satisfactory to the requesting party, certifying the following: (a) whether this Lease is in full force and effect and, if it is in full force and effect, what modifications have been made to this Lease to the date of the certification; (b) whether, to the knowledge of the certifying party, any defaults or offsets exist with respect to this Lease and, if so, an explanation of such default or offset right; (c) the dates to which rent or other charges have been paid; (d) the amounts of free and/or abated Rent remaining and whether any leasing commissions remain owing; (e) whether any tenant improvement allowance remains owing or outstanding; and (f) any other information concerning the Lease as may be reasonably requested.
24.2    Failure to Execute. The failure of either party to execute, acknowledge and deliver to the requesting party a statement as above shall constitute an Event of Default only in accordance with Article 20, and an acknowledgement by the other party that this Lease is unmodified and in full force and effect, that the rent and other charges have been duly and fully paid to and including the respective due dates immediately preceding the date of the requesting party's notice to the other party, and that to the knowledge of the certifying party, there are no defaults or offsets under the Lease.
25.    Limitation of Liability.
Notwithstanding anything in this Lease to the contrary, any remedy of Tenant for the collection of a judgment (or other judicial process) requiring the payment of money by Landlord in the event of any default by Landlord hereunder or any claim, cause of action or obligation, contractual, statutory or otherwise by Tenant against Landlord concerning, arising out of or relating to any matter relating to this Lease and all of the covenants and conditions or any obligations, contractual, statutory, or otherwise set forth herein, shall be limited solely and exclusively to the interest of Landlord in and to the Project. No other property or assets of Landlord and no property or assets of any Landlord Party or any member, officer, director, shareholder, partner, trustee, agent, servant or employee of any Landlord Party shall be subject to levy, execution or other enforcement procedure for the satisfaction of Tenant’s remedies under or with respect to this Lease, Landlord’s obligations to Tenant, whether contractual, statutory or otherwise, the relationship of Landlord and Tenant hereunder, or Tenant’s use or occupancy of the Premises.
26.    Transfers By Landlord.
In the event of a sale or conveyance by Landlord of the Building or a foreclosure by any creditor of Landlord, the same shall operate to release Landlord from any liability for any of the covenants or duties, express or implied, contained in this Lease, arising on or after the date on which title passes to Landlord’s successor-in-interest, provided that such covenants and duties are assumed in writing by such successor-in-interest. In such event, Tenant agrees to look solely to the successor-in-interest of Landlord under this Lease with respect to the performance of the covenants and duties of Landlord to be performed thereafter. Each Landlord shall be liable only for obligations arising during its period of ownership.
27.    Waiver.
If either Landlord or Tenant waives the performance of any term, covenant or condition contained in this Lease, such waiver shall not be deemed to be a waiver of any subsequent breach of the same or any other term, covenant or condition contained herein, or constitute a course of dealing contrary to the express terms of this Lease. No waiver by either party of any breach hereof shall be effective unless such waiver is in writing and signed by such party. The acceptance of Rent hereunder by Landlord shall not be deemed to be a waiver of any preceding breach by Tenant of any term, covenant or condition of this Lease, other than the failure of Tenant to pay the particular Rent so accepted, regardless of Landlord’s knowledge of such preceding breach at the time of acceptance of such Rent. Failure by either party to enforce any of the terms, covenants or conditions of this Lease for any length of time shall not be deemed to waive or limit the right of such party to insist thereafter upon strict performance by the other party.
28.    Notices.
Except as otherwise expressly provided in this Lease, any bills, statements, notices, demands, requests or other communications given or required to be given under this Lease shall be effective only if rendered or given in writing, sent by certified mail, return receipt requested, reputable overnight carrier, or delivered personally, (a) to Tenant, (i) at Tenant’s addresses set forth in the Basic Provisions or to such other addresses as Tenant may designate by notice given in accordance with the provisions of this Section, or (ii) to Tenant’s last known address or to its registered agent in the State of Washington if sent subsequent to Tenant’s vacating, deserting, abandoning or surrendering the Premises; or (b) to Landlord at Landlord’s addresses set forth in the Basic Provisions or to such other addresses as Landlord may designate by notice given in accordance with the provisions of this Section. Any such bill, statement, notice, demand, request or other communication shall be deemed to have been rendered or given on the date the return receipt indicates delivery of or refusal of delivery if sent by certified mail, the day upon which delivery of the notice from a reputable overnight carrier is accepted and signed for, or on the date a reputable overnight carrier indicates refusal of delivery, or upon the date personal delivery is made to the applicable address. Service of all default notices and notice of commencement of unlawful detainer proceedings may be accomplished in any manner permitted or prescribed by applicable Law. Notices from either party may be given by such party’s property manager or its legal counsel with the same force and effect as if signed by Landlord.
29.    Attorneys’ Fees.
If Tenant or Landlord places the enforcement of this Lease or any part thereof, or the collection of any Rent due or to become due hereunder, or recovery of possession of the Premises, in the hands of an attorney or collection agency, or brings any action for any relief against the other, declaratory or otherwise, arising out of this Lease and whether such litigation sounds in tort or in contract, the losing party shall pay to the prevailing party a reasonable sum for attorneys’ fees and costs (including without limitation collection agency costs, court costs, and fees of appraisers, experts and accountants). This obligation to pay fees and costs shall be deemed to have accrued on the earlier of the placement of such matter in the hands of an attorney or collection agency or the commencement of such action and shall be paid whether or not an action or lawsuit is prosecuted to judgment. “Prevailing party” within the meaning of this Section shall include, without limitation, a party who dismisses an action for recovery hereunder in exchange for payment of all or part of the sums allegedly due, performance of covenants allegedly breached or consideration substantially equal to the relief sought in the action. As used herein, attorneys’ fees and costs shall include, without limitation, attorneys’ fees, costs, and expenses incurred in connection with any postjudgment motions, contempt proceedings, garnishment, levy, and debtor and third party examination, discovery, and bankruptcy litigation or similar proceedings.
30.    Successors and Assigns.
This Lease shall be binding upon and inure to the benefit of Landlord, its successors and assigns, and shall be binding upon and inure to the benefit of Tenant, its successors and, to the extent assignment is approved by Landlord as (and if) required hereunder, Tenant’s assigns.
31.    Force Majeure.
This Lease and the obligations of the parties hereunder shall not be affected or impaired because the a party is unable to fulfill any of its obligations hereunder or is delayed in doing so, to the extent such inability or delay is caused by reason of war, civil unrest, strike or labor troubles (except to the extent such party can take commercially reasonable actions in connection with impacts to the Project to avoid or end such strike or labor trouble with respect to the Project), unusually inclement weather, governmental delays, inability to procure services or materials despite reasonable efforts, third party delays (beyond the reasonable control of the party claiming the right to delay), acts of God, or any other cause(s) beyond the reasonable control of such party (which causes are referred to collectively herein as “force majeure”). Any time specified in this Lease shall be extended one day for each day of delay suffered as a result of the occurrence of any force majeure events, provided that Tenant’s obligation to pay Rent in a timely manner will not be extended by any force majeure events.
32.    Hazardous Materials.
32.1    Definitions. As used in this Lease, the term “Hazardous Material” means any flammable items, explosives, radioactive materials, hazardous or toxic substances, material or waste or related materials, including any substances defined as or included in the definition of “hazardous substances”, “hazardous wastes”, “infectious wastes”, “hazardous materials” or “toxic substances” now or subsequently regulated under any applicable federal, state or local laws or regulations (“Hazardous

Material Laws”) including, without limitation, oil, petroleum-based products, paints, solvents, lead, cyanide, DDT, printing inks, acids, pesticides, ammonia compounds and other chemical products, asbestos, PCBs and similar compounds, and including any different products and materials which are subsequently found to have adverse effects on the environment or the health and safety of persons.
32.2    Consent Decree. The Property was contaminated with Hazardous Materials that were remediated by Landlord pursuant to a Consent Decree between Landlord and the Washington Department of Ecology (the “Contamination”). Tenant acknowledges that the Property is subject to the Consent Decree. Landlord warrants that, to the best of Landlord’s knowledge and except as set forth in environmental reports available from the Washington State Department of Ecology, https://forthress.wa.gov/ecy/gsp/Sitepage.aspx?csid=1275 [link is incorrect], no portion of the Project has been used for the production, disposal or storage of any Hazardous Materials. Landlord shall be responsible for complying with the Consent Decree and remediating the Contamination. Landlord shall indemnify, defend and hold Tenant harmless from any third party claims arising from the Contamination, it being agreed that third party claims shall not include claims by Tenant Parties.
32.3    General Prohibition. Neither party shall cause or permit any Hazardous Material to be generated, produced, brought upon, used, stored, treated or disposed of in or about the Premises or the Project without the prior written consent of the other party (other than de minimis quantities used in Comparable Buildings and then only in compliance with all Laws and in a reasonable and prudent manner). This prohibition shall not apply to the obligations for the Contamination which are contained in the Consent Decree.
32.4    Indemnification. Each party shall indemnify, defend and hold the other party harmless from any and all actions (including, without limitation, remedial or enforcement actions of any kind, administrative or judicial proceedings and orders or judgments, arising out of or resulting therefrom), costs, claims, damages (including, without limitation, punitive damages), expenses (including, without limitation, attorneys’, consultants’, and experts’ fees, court costs and amounts paid in settlement of any claims or actions), fines, forfeitures or other civil, administrative or criminal penalties, injunctive or other relief (whether or not based upon personal injury, property damage, contamination of, or adverse effects upon, the environment, water tables or natural resources), liabilities or liabilities or losses (economic or other) arising from a breach of the prohibition in this Article. The indemnification obligations of each party contained in this Article shall survive the expiration or termination of the Lease.
32.5    Obligation to Remediate. If Hazardous Materials (other than the Contamination) are discovered upon, in, under, or migrated from the Premises or the Project, and the applicable governmental agency or entity having jurisdiction over the Premises or the Project requires the removal of such Hazardous Materials arising out of or related to the use or occupancy or use of the Premises or Project by Tenant or any Tenant Party, Tenant shall at its sole cost and expense remove such Hazardous Materials, and perform any remediation or other action required by the applicable governmental agency or reasonably required by Landlord necessary to make full economic use of the Project. Notwithstanding the foregoing, Tenant shall not take any remedial action in or about the Premises or the Project, nor enter into any settlement agreement, consent decree or other compromise with respect to any claims relating to any Hazardous Material in any way connected with the Premises or the Project without first notifying Landlord of Tenant’s intention to do so and affording Landlord the opportunity to appear, intervene or otherwise appropriately assert and protect Landlord’s interest with respect thereto. Tenant immediately shall notify Landlord in writing of: (a) any spill, release, discharge, or disposal of any Hazardous Material in, on, or under the Premises or the Project, or any portion thereof, by Tenant or any Tenant Party; (b) any enforcement, cleanup, removal or other governmental or regulatory action instituted, contemplated, or threatened pursuant to any Hazardous Material Laws attributable to Tenant or any Tenant Party; (c) any claim made or threatened by any person against Tenant, the Premises or the Project relating to damage, contribution, cost recovery, compensation, loss or injury resulting from or claimed to result from any Hazardous Materials; and (d) any reports made to any environmental agency arising out of or in connection with any Hazardous Materials in, on or removed from the Premises or the Project, including any complaints, notices, warnings, reports or asserted violations in connection therewith attributable to Tenant or any Tenant Party. Tenant also shall supply to Landlord as promptly as possible, and in any event within five (5) business days after Tenant first receives or sends the same, copies of all claims, reports, complaints, notices, warnings, or asserted violations relating in any way to the Premises or the Project, or Tenant’s use thereof attributable to Tenant or any Tenant Party.
32.6    Survival. Either party's breach of any of its covenants or obligations contained in this Article shall constitute a material default under the Lease. The obligations of each of Landlord and Tenant contained in this Article shall survive the expiration or earlier termination of the Lease without any limitation.
33.    Parking.
Parking for the Project will be provided in the underground parking garage (“Garage”) which will be operated by Landlord or a third party (“Garage Operator”). Subject to Landlord’s rights to recapture parking for retail use (in Section 39 below), Tenant shall have the exclusive use to park vehicles in the parking garage. Tenant shall lease not less than 312 (subject to verification of the number of actual striped stalls) parking stalls. Tenant shall pay $175.00 per month for each parking stall plus all applicable taxes and governmental charges to Landlord or to the Garage Operator, as Additional Rent; such rate shall increase three percent (3%) annually. Parking charges shall be abated for the first six (6) months of the Initial Term. If the Commencement Date occurs on a date other than the first day of a calendar month, the Parking Rent abatement period shall apply for six (6) months from that date, so that partial Parking Rent shall be due for the month on which the six (6) month anniversary of the Commencement Date occurs. Until such time as Tenant exercises a Reduction Option, Tenant shall have the right, at Tenant’s sole cost and expense, to valet park the Garage. No specific spaces in the Garage shall be assigned to Tenant or its employees. Subject to other terms of this Lease, Landlord may make, modify and enforce reasonable rules and regulations relating to the Garage, and Tenant shall abide by, and shall cause its employees and invitees to abide by, such rules and regulations, provided that Tenant has reasonable notice thereof. In lieu of providing parking stickers or cards, Landlord may use any reasonable alternative means of identifying and controlling vehicles authorized to be parked in the Garage. If Tenant exercises the Reduction Option, Landlord may thereafter (a) from time to time designate areas within the Garage for short-term or visitor parking only, and (b) designate spaces for fuel-efficient or plug-in vehicles only. If Landlord appoints a Garage Operator, the Garage Operator may exercise any rights granted to Landlord under this Section. If Landlord appoints a Garage Operator, upon request, Tenant and each holder of a parking pass will execute and deliver a parking agreement with the operator of the Garage on the operator’s standard form of agreement, subject to review and commercially reasonable revision by Tenant.
34.    Telecommunications Lines.
34.1    Tenant Responsibility. All telephone and telecommunications services desired by Tenant will be arranged by Tenant and utilized at Tenant’s sole cost, expense and risk from providers selected by Landlord to service the Building. Landlord will have no responsibility for the maintenance of Tenant’s communications or computer wires, cables and related devices and equipment of any nature, wherever located on or about the Project (“Lines”), or for any other infrastructure to which Tenant’s telecommunications equipment may be connected. All such Lines and cabling may remain in place upon expiration or earlier termination of this Lease or at such earlier time as Tenant stops using the Lines or cabling. All Lines must be properly labeled and must comply with all applicable laws. Landlord disclaims all responsibility for the condition or utility of the intra-building network cabling, including the primary telephone cables running between the main telephone room or rooms and a telecommunications closet on a floor of the Building and makes no representation regarding the suitability of the same for Tenant’s intended use. Landlord will have no liability for damages arising from, and Landlord does not warrant that the Tenant’s use of any Lines will be free from the following: (a) any shortages, failures, variations, interruption, disconnection, loss or damage caused by the installation, maintenance, replacement, use or removal of Lines by or for other tenants or occupants at the Building, by any failure of the environmental conditions or the power supply for the Building to conform to any requirements for the Lines or any associated equipment, or any other problems associated with any Lines by any other cause; (b) any failure of any Lines to satisfy Tenant’s requirements; or (c) any eavesdropping or wire-tapping by unauthorized parties (collectively, “Line Problems”). Landlord will not be liable for damages or claims arising out of or in connection with any Line Problems. Under no circumstances will any Line Problems be deemed an actual or constructive eviction of Tenant, render Landlord liable to Tenant, cause any abatement of Rent, or relieve Tenant from performance of Tenant’s obligations under this Lease, except to the extent arising out of or in connection with the negligence or willful misconduct of Landlord or its employees, agents or contractors.
34.2    Landlord’s Rights. Landlord may (but will not have the obligation to): (a) install new Lines at the Building; (b) create additional space for Lines at the Building; and (c) reasonably direct, monitor and/or supervise the installation, maintenance, replacement and removal of, the allocation and periodic re-allocation of available space (if any) for, and the allocation of excess capacity (if any) on, any Lines now or hereafter installed at the Building by Landlord, Tenant or any other person or entity. Such rights are in addition to all other rights that may be available to Landlord by Law or otherwise. If Landlord exercises any such rights, Landlord may include all related costs in Operating Expenses. Notwithstanding the foregoing, no exercise by Landlord of any such rights may interfere with or otherwise disrupt Tenant's Lines or the functioning thereof.
34.3    Landlord’s Consent. Tenant may install, maintain, replace, remove, use or modify (each, a “Line Change”) any portions of any Lines located outside the Premises only with Landlord’s prior written consent, which shall not be unreasonably withheld. Any Line Change will be treated as an Alteration. If Landlord consents to a Line Change, Tenant will: (a) pay all costs in connection therewith (including all costs related to new Lines); (b) comply with all requirements and conditions of this Lease; and (c) use, maintain and operate the Lines at Tenant’s cost. As soon as the work is completed, Tenant will submit “as-built” drawings to Landlord.
35.    OFAC.
35.1    Tenant represents and warrants that (a) Tenant and each person or entity owning an interest in Tenant is (i) not currently identified on the Specially Designated Nationals and Blocked Persons List maintained by the Office of Foreign Assets Control, Department of the Treasury (“OFAC”) and/or on any other similar list maintained by OFAC pursuant to any authorizing statute, executive order or regulation (collectively, the “List”), and (ii) is not a person or entity with whom a citizen of the United States is prohibited to engage in transactions by any trade embargo, economic sanction, or other prohibition of United States law, regulation, or Executive Order of the President of the United States, (b) none of the funds or other assets of Tenant constitute property of, or are beneficially owned, directly or indirectly, by any Embargoed Person (as hereinafter defined), (c) no Embargoed Person has any interest of any nature whatsoever in Tenant (whether directly or indirectly), (d) none of the funds of Tenant have been derived from any unlawful activity with the result that the investment in Tenant is prohibited by law or that the Lease is in violation of law, and (e) Tenant has implemented procedures, and will consistently apply those procedures to ensure the foregoing representations and warranties remain true and correct at all times.

35.2    Tenant shall (a) comply with all requirements of law relating to money laundering, anti-terrorism, trade embargos and economic sanctions, now or hereafter in effect, (b) immediately notify Landlord in writing if any of the representations, warranties or covenants set forth in this section or the preceding section are no longer true or have been breached or if Tenant has a reasonable basis to believe that they may no longer be true or have been breached, (c) not use funds from any “Prohibited Person” (as such term is defined in the September 24, 2001 Executive Order Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism) to make any payment due to Landlord under the Lease, and (d) at the request of Landlord, provide such information as may be requested by Landlord to determine Tenant’s compliance with the terms hereof.
35.3    Tenant acknowledges and agrees that Tenant’s inclusion on the List at any time during the Term shall be a material default of the Lease. Notwithstanding anything herein to the contrary, Tenant shall not permit the Premises or any portion thereof to be used or occupied by any person or entity on the List or by any Embargoed Person (on a permanent, temporary or transient basis), and any such use or occupancy of the Premises by any such person or entity shall be a material default of the Lease. Any Tenant cure rights for such a default shall not exceed ninety (90) days.
35.4    The term Embargoed Person means any person, entity or government subject to trade restrictions under U.S. law, including, but not limited to, the International Emergency Economic Powers Act, 50 U.S.C. §1701 et seq., The Trading with the Enemy Act, 50 U.S.C. App. 1 et seq., and any Executive Orders or regulations promulgated thereunder with the result that the investment in Tenant is prohibited by law or Tenant is in violation of law (“Embargoed Person”).
35.5    This Article shall not apply to any person to the extent that such person’s interest in Tenant is through a U.S. Publicly-Traded Entity. As used in this Agreement, “U.S. Publicly-Traded Entity” means an entity, other than an individual, whose securities are listed on a national securities exchange, or quoted on an automated quotation system, in the United States, or a wholly-owned subsidiary of such an entity.
36.    Indoor Air Quality.
36.1    Maintenance of Indoor Air Quality. If Landlord operates and maintains the heating, ventilation, and air conditioning system (“HVAC System”) for the Premises, Landlord shall operate and maintain the HVAC System for the Premises in a manner sufficient to maintain an indoor air quality within the limits required by the American Society of Heating, Air Conditioning and Refrigeration Engineers (ASHRAE) standard applicable to comparable mixed use projects in effect as of the date hereof.
36.2    Notification by Tenant. Tenant shall notify Landlord within ten (10) business days after Tenant first has knowledge of any of the following conditions at, in, on, or within the Premises: standing water, water leaks, water stains, humidity, mold growth, or any unusual odors (including, but not limited to, musty, moldy or mildewy odors).
37.    Miscellaneous.
37.1    Authority. Each party represents and warrants that it has full right and authority to enter into this Lease and to perform all of its obligations hereunder. Each person signing this Lease on behalf of a party represents that it is authorized to do.
37.2    Time. Time is of the essence regarding this Lease and all of its provisions.
37.3    Choice of Law. This Lease shall be governed by the laws of the State of Washington.

37.4    Entire Agreement. This Lease contains all the agreements of the parties hereto and supersedes any previous negotiations. There have been no representations made by the Landlord or understandings made between the parties other than those set forth in this Lease.
37.5    Modification. This Lease may not be modified except by a written instrument signed by the parties hereto.
37.6    Severability. If, for any reason whatsoever, any of the provisions hereof shall be determined by a court to be unenforceable or ineffective, all of the other provisions shall remain in full force and effect.
37.7    No Recordation. Tenant shall not record this Lease or a short form memorandum hereof.
37.8    Accord and Satisfaction. No payment by Tenant of a lesser amount than the total Rent due nor any endorsement on any check or letter accompanying any check or payment of Rent shall be deemed an accord and satisfaction of full payment of Rent, and Landlord may accept such payment without prejudice to Landlord’s right to recover the balance of such Rent or to pursue other remedies. Landlord may allocate all sums received from or on behalf of Tenant in any manner and in such order as Landlord deems appropriate and is not bound by any notation or allocation made by Tenant.
37.9    Easements. Landlord may grant easements on the Project and dedicate for public use portions of the Project without Tenant’s consent provided that no such grant or dedication shall materially interfere with Tenant’s Permitted Use of the Premises.
37.10    Drafting Presumption. The parties acknowledge that this Lease has been agreed to by both the parties, that both Landlord and Tenant have consulted with or had ample opportunity to consult with attorneys with respect to the terms of this Lease and that no presumption shall be created against Landlord because Landlord prepared the first draft or any later draft of this Lease. Except in instances where a party has expressly agreed to act reasonably in any provision hereof, the party may act in its sole discretion. In any instance in which Landlord has agreed to act reasonably, Landlord is agreeing to act in a manner consistent with the standards followed by large institutional owners of commercial real estate and Landlord is expressly permitted to consider the financial impact of the decision on Landlord and the value of the Project.
37.11    No Light, Air or View Easement. Any diminution or shutting off of light, air or view by any structure which may be erected on lands adjacent to or in the vicinity of the Building shall in no way affect this Lease or impose any liability on Landlord.
37.12    No Third Party Benefit. This Lease is a contract between Landlord and Tenant and nothing herein is intended to create any third party benefit.
37.13    Quiet Enjoyment. Upon payment by Tenant of the Rent, and upon the observance and performance of all of the other covenants, terms and conditions on Tenant’s part to be observed and performed, Tenant shall peaceably and quietly hold and enjoy the Premises for the term hereby demised without hindrance or interruption by Landlord or any other person or persons lawfully or equitably claiming by, through or under Landlord, subject, nevertheless, to all of the other terms and conditions of this Lease.
37.14    Counterparts. This Lease may be executed in any number of counterparts, each of which shall be deemed an original.
37.15    Multiple Parties. If more than one person or entity is named herein as Tenant, such multiple parties shall be jointly and severally responsible for Tenant’s obligations under this Lease.

37.16    Prorations. Any Rent or other amounts payable to Landlord by Tenant hereunder for any fractional month of the Term shall be prorated based on the actual number of days in such month.
37.17    Broker. Each party represents that it has dealt directly with and only with the broker as identified in the Basic Provisions as a broker in connection with this Lease. Each party shall indemnify and hold the other harmless from all claims of any other brokers claiming to have represented such party in connection with this Lease. Landlord shall pay broker commissions in accordance with any separate written agreement between Landlord and the brokers.
37.18    Jury Trial Waiver. EACH PARTY HERETO (WHICH INCLUDES ANY ASSIGNEE, SUCCESSOR HEIR OR PERSONAL REPRESENTATIVE OF A PARTY) SHALL NOT SEEK A JURY TRIAL AND HEREBY WAIVES TRIAL BY JURY. EACH PARTY FURTHER WAIVES ANY OBJECTION TO VENUE IN THE COUNTY IN WHICH THE BUILDING IS LOCATED, AND AGREES AND CONSENTS TO PERSONAL JURISDICTION OF THE COURTS OF THE STATE IN WHICH THE PROPERTY IS LOCATED, IN ANY ACTION OR PROCEEDING OR COUNTERCLAIM BROUGHT BY ANY PARTY HERETO AGAINST THE OTHER ON ANY MATTER WHATSOEVER ARISING OUT OF OR IN ANY WAY CONNECTED WITH THIS LEASE.
37.19    Arbitration of Disputes. All disputes between the parties to this Lease shall be decided by arbitration which shall be conducted and determined in the City of Seattle, County of King in accordance with the then prevailing rules of JAMS or its successor for arbitration of commercial disputes. Notwithstanding the foregoing or anything to the contrary elsewhere in this Lease, in the event of any uncured breach or default by Tenant under this Lease, nothing herein shall affect or limit Landlord’s rights to: (x) seek injunctive relief from any court of competent jurisdiction; (y) evict Tenant and all persons claiming by, through, or under Tenant from, and obtain possession of, the Premises by any legal means, including without limitation pursuant to an unlawful detainer action; and/or (z) obtain and enforce an award of damages obtained in connection with any action or proceeding undertaking pursuant to (x) or (y) above.
37.20    Execution By Landlord. Submission of this instrument for examination or signature by Tenant does not constitute a reservation of or option for lease, and it is not effective as a lease or otherwise until execution and delivery by both Landlord and Tenant. Landlord shall have no less than ten (10) business days after the execution of this Lease by Tenant and delivery thereof to Landlord to obtain its current lender’s consent to this Lease, and if such consent is not obtained Landlord shall return the Security Deposit and any prepaid Rent to Tenant. Satisfaction of this condition shall be evidenced by Landlord’s execution of this Lease and delivery thereof to Tenant, without any independent verification by Tenant being required.
37.21    Rooftop Use. Subject to Landlord’s approval of the plans and specifications related thereto, which shall not be unreasonably withheld, conditioned, or delayed and subject to any Laws, Landlord shall permit Tenant, at no cost, to install and maintain at Tenant’s sole expense one or more satellite dish and/or antenna and related equipment (“Antenna”) on the roof of the Building in mutually acceptable areas representing 50% of the areas not dedicated to central building, mechanical and infrastructure services and subject to compliance with all Laws. Tenant shall at all times own the Antenna. Tenant shall not license, lease or sublease any roof space to third parties. Landlord makes no warranties or representations to Tenant as to the permissibility of an Antenna on the Building under applicable Laws. Tenant shall be permitted to erect and maintain the Antenna for a term which will expire on the expiration or earlier termination of this Lease (as it may be extended). Tenant shall be required to obtain all governmental permits, consents or authorizations necessary for the erection and operation of the Antenna and maintain the same in full force and effect throughout the Term. If installation of the Antenna requires any roof penetrations, Tenant shall use a contractor approved by Landlord and shall cause such work to be done in a manner that will preserve any roof warranty held by Landlord. Upon expiration of the Term, or upon an earlier termination of this Lease, unless otherwise requested by Landlord, Tenant, at its sole cost and expense, shall remove the Antenna and restore the point of attachment to a clean, sealed condition and repair any and all damages resulting therefrom. Tenant agrees that neither Landlord nor any of its agents or employees shall be liable to Tenant, or any Tenant Party or anyone claiming through, by or under Tenant, for any damages, injuries, losses, expenses, claims or causes of action asserted against Landlord by third parties as a result of Tenant’s use of the roof and/or Antenna. Further, to the extent Landlord is conducting roof repairs, and such repairs require the temporary removal or relocation of the Antenna, Tenant shall relocate or remove the Antenna at Tenant’s sole cost and expense; provided, however, to the extent Landlord is able to recover the costs of such removal or relocation pursuant to a warranty or insurance, Tenant shall be relieved of its obligation to pay such costs.
37.22    Exhibits. The Exhibits, addenda and attachments attached hereto are hereby incorporated herein by this reference and made a part of this Lease as though fully set forth herein. Capitalized terms used in the Exhibits, addenda and attachments hereto, but not otherwise defined therein, shall have the same meanings as set forth in this Lease.

Exhibit A:	Outline and Location of the Premises
Exhibit B:	Legal Description of the Land
Exhibit C:	Work Letter
Exhibit C-1:	Final Plans
Exhibit C-2:	Building Standards
Exhibit C-3:	Tenant Space Plans
Exhibit D:	Commencement Date Certificate
Exhibit E:	Additional Provisions
Exhibit F:	Retail Sign Exhibit
Exhibit F-1:	Office Sign Exhibit
Exhibit G:	Subordination, Non-Disturbance and Attornment Agreement
Exhibit H:	Sales Tax Deferral

[SIGNATURES ON FOLLOWING PAGES]

IN WITNESS WHEREOF, the parties hereto have executed this Lease as of the day and the year set forth above.

LANDLORD

NORTHEDGE DEVELOPERS LLC
a Delaware limited liability company

By:	Touchstone - URG Northedge LLC
a Washington limited liability company,
Its Administrative Member

	By:	/s/ Patrick Callahan
	Name:	Patrick Callahan
	Its:	Authorized Signatory

Signature Page

TENANT

TABLEAU SOFTWARE INC.,
a Delaware corporation

By:	/s/ Tom Walker
Name:	Thomas E. Walker, Jr.
Its:	CFO
FEIN:	47-0945740

Signature Page

LANDLORD ACKNOWLEDGMENT

STATE OF WASHINGTON	)
	)	ss.
COUNTY OF KING	)
On this 2nd day of July , 2015, before me, a Notary Public in and for the State of Washington, personally appeared Patrick Callahan [name], personally known to me (or proved to me on the basis of satisfactory evidence) to be the person who executed this instrument, on oath stated that he/she was authorized to execute the instrument, and acknowledged it as the Authorized Signatory [title] of NORTHEDGE DEVELOPERS LLC, to be the free and voluntary act and deed of said limited liability company for the uses and purposes mentioned in the instrument.
IN WITNESS WHEREOF, I have hereunto set my hand and official seal the day and year first above written.

/s/ Sandra L P Cox

Notary Public in and for the State of Washington,
residing at	Brewster, WA
My appointment expires	11/22/2015
Print Name	Sandra L P Cox

TENANT ACKNOWLEDGEMENT

CORPORATION

STATE OF WASHINGTON	)
	)	ss.
COUNTY OF KING	)
On this 2nd day of July , 2015, before me, a Notary Public in and for the State of Washington, personally appeared Thomas E Walker Jr. , personally known to me (or proved to me on the basis of satisfactory evidence) to be the person who executed this instrument, on oath stated that he was authorized to execute the instrument, and acknowledged it as the CFO of TABLEAU SOFTWARE INC. to be the free and voluntary act and deed of said corporation for the uses and purposes mentioned in the instrument.
IN WITNESS WHEREOF, I have hereunto set my hand and official seal the day and year first above written.

/s/ Tiffany Dawn Ash
NOTARY PUBLIC in and for the State of Washington,
residing at	Kirkland, WA
My appointment expires	November 1, 2015
Print Name	Tiffany Dawn Ash

Signature Page

EXHIBIT B
LEGAL DESCRIPTION
THE REAL PROPERTY SITUATED IN THE STATE OF WASHINGTON, COUNTY OF KING, DESCRIBED AS FOLLOWS:

LOTS 1 THROUGH 12, INCLUSIVE, BLOCK 74, LAKE UNION ADDITION TO THE CITY OF SEATTLE, ACCORDING TO THE PLAT THEREOF, RECORDED IN VOLUME 1 OF PLATS, PAGE 238, IN KING COUNTY, WASHINGTON

Exhibit B

EXHIBIT C
WORK LETTER
1.    Base Building. Landlord shall, at its sole cost and expense, cause the Project, consisting of those items described on Exhibit C-1 attached hereto (“Final Plans”), (a) to be constructed (i) in accordance with the permits received from the City of Seattle, subject to such commercially reasonable changes and modifications as Landlord may make from time to time during construction, (ii) to comply with all applicable Laws, and (iii) in accordance with the Final Plans, and (b) to be provided with all water, gas, electricity, telephone, sewer, sprinkler services, and other utilities used on, stubbed to, or delivered to the Premises (collectively, the “Base Building Work”). In the event that Landlord makes any substantive revisions to the Final Plans, such revisions shall be subject to Tenant’s approval, not to be unreasonably withheld, conditioned or delayed.

For all purposes under this Exhibit C and the Lease, the Base Building Work shall be considered substantially completed on, and the term “Substantial Completion” shall mean substantial completion (as reasonably determined by Landlord's architect as described more fully below) of development and construction of the Base Building Work in accordance with the Final Plans in Exhibit C-1, subject only to Punchlist items established pursuant the subsequent paragraph. Subject to the preceding sentence, Substantial Completion of Base Building Work shall occur (and the Base Building Work shall be deemed “Substantially Complete”) when (i) Tenant has direct access to the elevator lobby on the ground floor of the Building, as well as access to all of the Premises, (ii) the Garage is functioning and providing parking for Building tenants and visitors in a number of parking stalls sufficient to meet the requirements of this Lease, (iii) Landlord’s architect issues and certifies that Base Building Work is in substantial conformance with the contract documents and Final Plans, and (iv) Landlord has completed Base Building Work such that the lack of completion of any component of Base Building Work shall not cause Tenant to be unable to obtain (upon constructing the Tenant Improvements in compliance with Laws) a Temporary Certificate of Occupancy issued by the City of Seattle. Landlord shall ensure that completion of Landlord’s Punchlist work shall not materially interfere with Tenant’s access to the Premises, construction of Tenant Improvements, installation of Tenant’s personal property and with Tenant’s uninterrupted use for regular business operations. Landlord will provide to Tenant CADD files of the Base Building (including, but not limited to, architectural, mechanical, electrical, plumbing and life safety drawing, as well as copies of all as-built plans for Base Building Work in hard copy and electronic form, each as soon as reasonably possible, but in no event later than sixty (60) days after Substantial Completion of the Base Building Work. In the event Substantial Completion is delayed because of a Tenant Delay, then for the purpose of establishing the Commencement Date of the Lease and any other date tied to the date of Substantial Completion, Substantial Completion shall be deemed to mean the date when Substantial Completion would have been achieved but for such Tenant Delay.

On or before the date of Substantial Completion of the Base Building Work, a representative of Landlord and a representative of Tenant, together with Landlord’s architect and Landlord’s contractor, shall inspect the Premises and, within five (5) business Days thereafter, generate and sign a punchlist of defective or incomplete items relating to the completion of construction of the Base Building Work, including any item that, because of the season or weather, or the nature of the item, is not practicable to complete at that time, which, individually and in the aggregate, do not materially interfere with or prevent Tenant’s ability to construct its Tenant Improvements (the “Punchlist”). Landlord shall complete all Punchlist items within thirty (30) days after the Punchlist is prepared and agreed upon by Landlord and Tenant (or such longer period as is reasonably required, provided that Landlord has commenced completion of the items identified

Exhibit C

on the Punchlist within ten (10) business Days after the Punchlist is prepared and agreed upon by Landlord and Tenant and is diligently pursuing completion thereof).
When the Base Building Work is Substantially Complete, the Premises shall be in “TI Ready Shell Condition”.

Except as set forth herein or as otherwise set forth in the Lease, Tenant accepts the Premises “as-is” and Landlord shall have no obligation to perform any work or improvements thereto in connection with Tenant’s initial occupancy or otherwise. Notwithstanding the foregoing, Landlord shall repair or cause to be repaired within a reasonable period of time after discovery thereof any and all structural defects in the initial construction of the Base Building Work.

2.    Force Majeure and Tenant Delay. Except as expressly set forth in this Lease, Landlord shall have no liability whatsoever to Tenant on account of the inability or delay of Landlord in fulfilling any of Landlord’s obligations under this Work Letter by reason of Tenant Delay (defined below), or force majeure (as defined in Section 31 above). The Target Delivery Date shall be extended by the period of any delay in Landlord’s performance caused by any of the events of force majeure described above and Tenant Delay. “Tenant Delay” shall be defined as any delay in the Base Building Work associated with: (i) Tenant’s failure to approve any item or to perform any other obligation by the date specified in the Work Letter; (ii) Tenant’s request for materials, finishes or methods of construction not readily available; or (iii) Tenant’s requests for revisions to Base Building Work. Any Tenant Delay shall, at Landlord’s option, cause the Delivery Date to accelerate by the number of days delayed.

3.    Non-Standard Improvements. The Tenant Improvement Plans must be consistent with Landlord’s standard specifications for Tenant Improvements for the project (the “Building Standards”), attached hereto and incorporated herein as Exhibit C-2. Landlord has reviewed Tenant's Space Plans, attached hereto as Exhibit C-3 and agrees that such Space Plans are approved and will not require removal and restoration as the end of the Term except to the extent Tenant modifies Tenant’s Space Plans and such changes are structural, mechanical or inconsistent with Building Standards. The Premises shall be separately metered for electricity, water and sewer; Landlord shall provide the meters, which shall be installed by Tenant. Landlord shall review Tenant’s Working Drawings for consistency with the Building Standards. Landlord shall permit Tenant to deviate from the Building Standards for the Tenant Improvements (“Non-Standard Improvements”), provided that (a) the Non-Standard Improvements shall be of a quality consistent with other recently constructed Class A office buildings and not of a quality or having a useful life less than the Building Standards or the Equivalent Building Standards; (b) the Non-Standard Improvements conform to applicable governmental regulations and necessary governmental permits and approvals have been secured; and (c) the Non-Standard Improvements do not require building service beyond the levels normally provided to other tenants in the Project unless such can be provided at no material detriment to another tenant and Tenant pays for such increased service. Tenant agrees that, notwithstanding anything to the contrary contained in the Lease, if Tenant, with Landlord’s approval, elects to install package HVAC units and/or lighting not included in the Building Standards, then, except to the extent of Landlord’s gross negligence of willful misconduct, Tenant will be solely responsible throughout the Term to maintain and repair and if necessary to replace such items at its sole cost.

4.    Tenant Improvement Plans. Any work proposed by Tenant (the “Tenant Improvements”) shall be subject to Landlord’s reasonable prior approval and shall be subject to the other terms and conditions of this Exhibit C. Tenant shall be responsible for reviewing the City of Seattle Master Use Permit (“MUP”) for the Building and complying with the MUP to the extent applicable to the Tenant Improvements, including but not limited to the requirement to maintain a transparent view way from the N. 34th St. sidewalk through the central entry area of the Building out to Lake Union and downtown as shown in the issued MUP plans.

Exhibit C

All architectural, engineering and other design fees shall be paid by Tenant. Tenant shall use its architect, engineers and other design professionals, all of whom shall comply with any applicable licensing or governmental requirements of the City of Seattle and the State of Washington. Any structural design work shall be completed by Magnusson Klemenic Associates. Prior to execution of this Lease, Tenant caused its architect (“Tenant’s Architect”) to prepare the Space Plans attached as Exhibit C-3. Tenant’s Architect shall prepare 100% complete architectural and engineering drawings and specifications for the Tenant Improvements, and Tenant’s Architect shall compile a fully coordinated set of architectural, structural, mechanical, electrical, plumbing working drawings in sufficient detail to obtain all applicable permits and to fully construct the improvements (the “Working Drawings”) and shall submit the proposed Working Drawings to Landlord for the latter’s approval in a time period to allow Tenant to timely complete its Tenant Improvements under this Lease, but in no event later than February 22nd 2016. The Working Drawings shall be subject to Landlord’s approval, which Landlord agrees shall not be unreasonably withheld, conditioned or delayed. Landlord shall not be deemed to have acted unreasonably if it withholds its approval thereof because, in Landlord’s reasonable opinion, the work, as described in any such item: (i) is likely to adversely affect the Building Systems, the structure of the Building or the safety of the Building and/or their occupants; (ii) impairs the provision of services to Tenant or other tenants in the Building; (iii) would materially increase the cost of operating the Building; (iv) would violate any governmental laws, rules or ordinances (or interpretations thereof); (v) contains or uses hazardous or toxic materials or substances; (vi) would materially affect the appearance of the Building; (vii) adversely affects another tenant’s premises; or (viii) is prohibited by any ground lease affecting the Building or any mortgage, trust deed or other instrument encumbering the Building. Landlord shall deliver to Tenant any written objections, questions or comments of Landlord with regard to the Working Drawings, within ten (10) business days of Landlord’s receipt of the Working Drawings. Tenant shall cause the Working Drawings to be revised to address such written comments and shall resubmit said Working Drawings to Landlord for approval. If Landlord fails to notify Tenant that it disapproves of the Working Drawings within such ten (10) business day period, Tenant may deliver a second notice. If Landlord fails to respond within three (3) business days of the second notice, the Landlord shall be deemed to have approved such Working Drawings. Subject to the terms of this Lease, Landlord may, when approving the Working Drawings, elect to require Tenant to remove any Non-Standard Improvements which are being made to the Premises. If Landlord so elects, Tenant shall, at its own cost, restore the Premises to the condition designated by Landlord in its election, before the last day of the Term. Such process shall continue until Landlord has approved the Working Drawings. Landlord’s approval of the Space Plan and/or the Working Drawings shall not be deemed any representation or warranty that the same comply with applicable codes.

5.    Tenant’s Contractors. All contractors and subcontractors participating in construction of the Tenant Improvements shall be bondable, reputable and shall meet all licensing and insurance requirements of the state in which the Premises are situated, be reasonably approved by Landlord, and have good labor relations and be capable of working in harmony with Landlord’s or other tenant’s contractors in the Project. Tenant’s choice of subcontractors shall not materially affect any guaranties or warranties relating to the Building or Building systems. Tenant shall utilize a general contractor (“Tenant’s Contractor”) from the following list: Lewis, Turner, Mortenson, Foushee, Sellen, MRJ, Schuchart, BN Builders, Howard S. Wright, or GLY. Tenant’s Contractor shall have the right to choose Electrical and Mechanical sub-contractor from an approved list, provided, however, Tenant’s Contractor shall be required to utilize Cunningham Engineering for controllers. All contracts between Tenant and Tenant’s Contractor for the Tenant Improvements shall contain a provision requiring payment and performance bonds for all Tenant Improvements prior to the commencement of construction. All contracts between Tenant and Tenant’s Contractor for the Tenant Improvements shall contain a provision requiring Tenant’s Contractor to notify Landlord immediately in writing if Tenant fails to pay such Contractor according to the terms of the contract. Tenant shall provide Landlord with:

Exhibit C

(a)    A copy of the construction contract and budget;
(b)    Contractor’s state contractor registration numbers;
(c)    Complete list of subcontractors with name, telephone number, address and contact name;
(d)    A set of Working Drawings approved by the municipality issuing the Building permit;
(e)    A copy of the Building permit; and
(f)    Copies of bonds in place.

Prior to the commencement of construction, Tenant and Tenant’s Contractor shall attend a preconstruction meeting with Landlord’s Construction Representative and/or property manager.

6.    Work Schedule; Commencement of Construction. Tenant will provide a draft Work Schedule to Landlord at least seven (7) days prior to commencement of construction. The Work Schedule is subject to Landlord’s reasonable approval, and shall generally show the following:

(1)    Framing and electrical rough-in
(2)    Cabinetry installation
(3)    Painting
(4)    Plumbing
(5)    Mechanical
(6)    Building Engineer pre-cover inspection
(7)    Floor covering
(8)    Tenant move-in meeting
(9)    HVAC balancing
(10) Municipal Inspections
(11) Building Engineer HVAC start up inspection and Commissioning
(12) Tenant telephone, F.F. & E. and cabling installation
(13) Target Substantial Completion Date
(14) Punch-list completion
(15) Completed job close-out documentation

Tenant may not commence any work until (i) Tenant has received all required building permits and other permits, copies of which have been delivered to Landlord, (ii) all required insurance certificates have been furnished to Landlord, (iii) Landlord has approved Tenant’s contractors to the extent required herein, and (iv) Landlord has issued to Tenant its final authorization to proceed.

7.    Permits. Tenant shall cause the approved Working Drawings to be submitted to the appropriate governmental agencies for plan review and building permit. Revisions which may be required by governmental agencies as a result of the plan review process shall be reviewed by Tenant and Landlord and modifications reflecting same shall be mutually agreed upon in a timely manner. Tenant shall diligently pursue issuance of all permits and approvals required for the Tenant Improvements, and shall pay for any changes required to the Working Drawings required by applicable building officials/authorities.

8.    Construction of the Tenant Improvements. Tenant shall complete all Tenant Improvements at Tenant’s sole cost and expense (subject to reimbursement by the Allowance as provided in Section 17 of this Exhibit C), including without limitation the costs of changes, code compliance work, and upgrades to the base, shell & core of the Building or to any major Building Systems such as fire, life safety, electrical, mechanical, and structural, as may be required by the Working Drawings or applicable permitting authorities, and whether or not such changes or upgrades are due to the fact that such work is prepared on an unoccupied

Exhibit C

basis. The construction shall be performed in a good and workmanlike manner and in compliance with all applicable rules, laws, codes and regulations, including all rules, regulations and safety procedures reasonably established by Landlord. Once commenced, Tenant shall diligently pursue construction of the Tenant Improvements to completion. All construction of the Tenant Improvements shall be coordinated through Landlord’s Construction Representative or property manager. Tenant shall obtain Landlord’s written approval prior to the performance of any additional Tenant Improvement work, such approval not to be unreasonably withheld, delayed, or conditioned. If, at any time prior to completion of the Tenant Improvements, Tenant or Tenant’s Contractor requests a change order or orders, which in the aggregate, exceed ten percent (10%) of the amount of any payment and performance bond required by Landlord, Tenant shall cause the amount of the bonds to be increased to cover the cost of the additional work. During construction of the Tenant Improvements, the Premises shall be open during working hours for inspection by the Landlord’s Construction Representative and/or property manager. Upon completion of the Tenant Improvements, the Landlord’s Construction Representative and property manager shall perform a final inspection for conformance of the Tenant Improvements to the Working Drawings. Any and all work performed by Tenant’s Contractor shall be performed in a manner to avoid any labor dispute which results in a stoppage or impairment of work, deliveries or any other service in the Building. If there shall be any such stoppage or impairment as the result of any such labor dispute, Tenant shall take reasonable actions to proceed such as establishing a dual gate system.

9.    Measurement of Building. The measurements of the Premises, the Building and the Project are based upon the plans measured pursuant to the current Building Office Management Association’s standards for measurement of rentable area in office buildings (ANSI/BOMA Z65.1—2010) (“BOMA”). Within ninety (90) days after the date of Substantial Completion, Landlord shall cause its architect to re-measure the rentable area of the Building consistent with BOMA and certify the “as built” square footage of the Building and the Premises to both Landlord and Tenant; provided, however, the Terrace Space shall not be remeasured and shall remain fixed at 1,788 rentable square feet. Landlord and Tenant shall then have a mutually agreed upon architect peer review Landlord’s architect’s re-measurement. If either Landlord or Tenant disputes any re-measurement, such dispute shall be submitted to arbitration pursuant to Section 20 of this Exhibit C. If the final measurement is different from the measurement set forth in the Basic Provisions, then upon resolution of the measurement of the Premises and the Building, all terms of this Lease dependent upon such measurement (e.g., Base Rent, Tenant’s Building Share, the Security Deposit, the Prepaid Rent and the Allowance) shall be amended to reflect the actual measurement of the Premises, retroactive to the Commencement Date, and any underpayment (or overpayment, as the case may be) resulting from any term of this Lease subject to adjustment pursuant to this Section shall be paid by the party owing the amount to the other party within thirty (30) days thereafter. Notwithstanding any of the foregoing, if the rentable square footage of the Premises as so adjusted exceeds by more than seven percent (7%) the measurement in Section 1 of the Lease, (the "Maximum"), then Tenant shall not be obligated to pay Base Rent (and Landlord shall not be obligated to pay the Allowance) with respect to the rentable square footage in excess of the Maximum.

10.    Liens. Tenant shall keep the Premises and the Building free and clear of liens of any kind. If any such liens are filed, Tenant shall have thirty (30) days from the receipt of notice from Landlord informing Tenant of such filing to either remove such liens or to provide a bond (or other security acceptable to Landlord and its lender) in the amount of 150% of the lien claim (or a greater amount, if so required by Landlord’s lender) indemnifying Landlord as security for the removal or certification thereof. Tenant agrees to hold harmless and indemnify Landlord in the event of any breach of Tenant’s obligations, and upon completion of the Tenant Improvements, shall provide written lien releases from all contractors, suppliers, and laborers, mechanics, or other materialmen providing materials, labor, or services toward such Tenant Improvements.

Exhibit C

11.    Construction Insurance. During construction, Tenant or Tenant's Contractor shall procure and maintain worker’s compensation insurance at not less than statutorily-prescribed limits, and general liability insurance, naming Landlord as an additional insured, with limits not less than Five Million Dollars ($5,000,000). Landlord, its property manager, and such other parties as reasonably designated by Landlord, shall be named as additional insureds on a primary and noncontributory basis under the commercial general liability policies and shall provide that such coverage shall be primary and non-contributing with any insurance maintained by Landlord. Tenant shall provide, or cause its contractors to provide, certificates evidencing such insurance prior to any Tenant Improvements being installed at the Premises.

12.    Construction Representatives. Tenant hereby appoints Mike Ross to act on its behalf and represent its interests with respect to all matters requiring Tenant action in this Exhibit. All matters requiring the consent, authorization or other actions by Tenant with respect to matters set forth in this Exhibit shall be in writing and signed by the aforementioned person. No consent, authorization, or other action by Tenant with respect to the matters set forth in this Exhibit shall bind Tenant unless in writing and signed by the aforementioned person. Landlord hereby appoints Paul Klansnic ("Landlord's Construction Representative") to act on its behalf and represent its interests with respect to all matters requiring Landlord action in this Exhibit. All matters requiring the consent, authorization or other actions by Landlord with respect to matters set forth in this Exhibit shall be in writing and signed by Landlord's Construction Representative. No consent, authorization, or other action by Landlord with respect to the matters set forth in this Exhibit shall bind Landlord unless in writing and signed by Landlord's Construction Representative.

13.    Telecom Requirements. Unless otherwise agreed by the parties in the final mutually approved Working Drawings, Tenant is responsible for Tenant’s telecom services. Tenant shall select Tenant’s telephone and telecom systems. Tenant shall coordinate installation of the telephone and telecom system with Landlord during construction of the Tenant Improvements. Notwithstanding anything to the contrary contained herein, Tenant shall be totally responsible for the installation of its telephone and telecom wiring and equipment, all subject to Landlord’s approval, which shall not be unreasonably withheld, conditioned or delayed.

14.    Substantial Completion of Tenant Improvements. Upon substantial completion of the Tenant Improvements, Tenant shall notify the Landlord. Upon said notification, Landlord’s Construction Representative shall inspect the Premises with Tenant’s Construction Representative and Tenant’s Contractor, after which Tenant’s Construction Representative shall provide a Punchlist. If the Tenant Improvements have been duly constructed in accordance with the final approved Working Drawings, Landlord’s Construction Representative shall, within three (3) days of such inspection and receipt of a Punchlist, issue a Letter of Acceptance for the Tenant Improvements. If Landlord reasonably believes the Premises have not been constructed in accordance therewith, Landlord shall immediately so notify Tenant and the parties shall diligently cooperate in good faith to resolve any disagreements relating thereto. Tenant shall not occupy or commence business operations in the Premises prior to Landlord’s issuance of a Letter of Acceptance.

15.    Tenant’s Restoration Obligations. Except as otherwise set forth in the Lease, Tenant shall have no obligation to remove or restore any portion of the Premises to their condition existing as of the Delivery Date.

16.    As-Builts. Within sixty (60) days after Landlord issues a Letter of Acceptance, Tenant’s Contractor shall submit to Landlord’s Construction Representative: (i) copies of all as-built construction documents and specifications, in printed and electronic form (or marked-up construction drawings) indicating reconfiguration of the Premises, including changes to the mechanical, electrical, architectural, plumbing, cabling, sprinkler and fire alarm, as applicable; and (ii) a copy of the building permit showing inspector(s)

Exhibit C

final acceptance. Balance logs, operation and maintenance manuals shall be provided to Landlord prior to Tenant occupancy along with mechanical updated field drawings.

17.    No Landlord Liability. The Landlord shall not be liable for any injury, loss or damage to any person (including death) or property on or about the Building or Premises during the performance of the work, unless caused by the Landlord, its contractors, employees or agents, and Tenant shall indemnify and hold the Landlord harmless against and from any such third party claims (including, without limitation, reasonable attorney’s fees and court costs) on account of any such injury, loss or damage caused by or resulting from Tenant’s, its contractors’, architects’, engineers’, employees’, agents’, invitees’ or guests’ actions or failures to act while in possession or control of the Premises during such construction. Tenant’s Contractor shall carry commercial general liability insurance which shall include coverage of the foregoing contractual liability. Landlord’s collection rights to any amounts due shall be deemed the same as for Additional Rent under the Lease.

18.    Payment of Costs. Tenant shall pay all costs for the Tenant Improvements except as otherwise expressly set forth herein or elsewhere in the Lease. Tenant shall be entitled to reimbursement of its hard costs actually incurred for labor and materials to perform the Tenant Improvements, plus its costs to permit the Tenant Improvements, up to a maximum total of the Allowance, under the conditions set forth below. Landlord may offset against the Allowance the costs of Landlord’s reasonable review and oversight equal to 1.5% of the hard costs to construct the Tenant Improvements (the “TI Fee”). Up to Five Dollars ($5.00) per rentable square foot of the Allowance may be applied to the cost of removable trade fixtures, equipment or furniture, moving costs, acquisition of equipment, costs to acquire and install cabling, inventory, and any “branding” requirements.

(a)    Reimbursement of Allowance. Tenant shall pay all costs for the Tenant Improvements except as otherwise expressly set forth herein or elsewhere in the Lease. Landlord shall reimburse Tenant for the costs of the Tenant Improvements, up to a maximum total of the Allowance, under the conditions set forth below, but payment or nonpayment thereof shall not relieve Tenant of its responsibility and pay for all costs thereof. Landlord may offset against each disbursement of the Allowance the TI Fee in proportion to the amount of such disbursement.

(i)    Tenant and Landlord acknowledge that the cost of the Tenant Improvements may exceed the Allowance. After receipt from Tenant of each request for reimbursement (which requests for reimbursement shall not be made more than once per month) and satisfaction of the following conditions, Landlord shall fund each disbursement of the Allowance:

(aa)    Tenant has performed the portion of the Tenant Improvements covered by the disbursement request in accordance with the final Working Drawings, all applicable laws, codes and ordinances, and in accordance with all other applicable provisions of this Lease and this Work Letter.

(bb)    Tenant has furnished Landlord original, valid, mechanic’s lien releases (unconditional or partial) from Tenant’s Contractor and all other subcontractors and suppliers who performed such portion of the Tenant Improvements or furnished supplies for or in connection therewith (including all parties listed in the affidavits referenced below).

(ii)    Landlord shall withhold five percent (5%) of the amount to be paid by Landlord from the Allowance from each draw as a retainage (the “Retainage”). Notwithstanding the foregoing, Landlord shall not withhold the Retainage from each draw if Tenant withholds five percent (5%) of the amount of each payment application from its Contractor as retainage. The final five percent (5%) of the

Exhibit C

Allowance shall be released to Tenant upon receipt by Landlord of the following (but if an Event of Default exists at the time a disbursement would otherwise be made, the disbursement shall not be made until the Event of Default is cured):

(aa)    An affidavit from Tenant listing all contractors and suppliers whom Tenant has contracted with in connection with the Tenant Improvements, and an affidavit from Tenant’s general contractor listing all subcontractors and suppliers whom the general contractor has contracted with in connection with the Tenant Improvements;

(bb)    A certificate of occupancy with respect to the Premises;

(cc)    Original, valid, unconditional mechanics’ lien releases from the general and all other contractors and suppliers who performed the Tenant Improvements or furnished supplies for or in connection with the Tenant Improvements at the Premises (including all parties listed in the affidavits referenced above) covering all of the Tenant Improvements and such other evidence as Landlord may reasonably request to evidence that no liens can arise from the Tenant Improvements;

(dd)    An updated electronic version of Tenant’s as-built drawings; and

(ee)    All certificates of insurance required under the Lease; and

(ff)    An air balance report.

So long as Landlord receives a disbursement request not later than the 20th day of the month, Landlord shall provide payment to Tenant within thirty (30) days after receipt of the disbursement request. In the event that Landlord receives the disbursement request later than the 20th day of the month, Landlord shall provide payment to Tenant in the next payment cycle. If Landlord fails to provide payment to Tenant as and when required pursuant to this Section, upon Tenant giving Landlord an additional notice and failure of such payment to be made to Tenant within five (5) business days thereafter, Tenant shall have the right to submit the matter to arbitration pursuant to the procedure in Section 20 of this Exhibit C.

If Tenant fails to request the Allowance after satisfaction of the preconditions set forth above by the second (2nd) anniversary of the Delivery Date, Tenant shall be conclusively deemed to have waived any right to receive the Allowance. If Tenant completes its Tenant Improvements in the entire Premises within twenty four (24) months after the Delivery Date, Tenant shall be entitled to apply unused portions of the Allowance (not to exceed $10 per rentable square foot) as a Rent Credit. If Tenant has not fully completed its Tenant Improvements in the entire Premises within twenty four (24) months of the Delivery Date, unused portions of the Allowance shall be retained by Landlord.

Prior to the commencement of the construction of the Tenant Improvements, and after Tenant has accepted all bids and proposals for the Tenant Improvements, Tenant shall provide Landlord with (i) a detailed breakdown, by trade, for Tenant’s Contractor and any subcontractor, as well as Tenant’s engineers, consultants, and vendors, of the final estimated costs to be incurred or which have been incurred in connection with the design and construction of the Tenant Improvements to be performed by or at the direction of Tenant or Tenant’s Contractor (the “Construction Budget”), which costs shall include, but not be limited to, the costs of the architect’s and engineers’ fees and the TI Fee. The amount, if any, by which the total costs set forth in the Construction Budget exceed the amount of the Allowance is referred to herein as the "Over Allowance Amount". In the event that there is any Over Allowance Amount, Tenant shall pay Tenant’s Contractor (concurrently with Tenant's payment to Tenant’s Contractor of the amount distributed by Landlord

Exhibit C

to Tenant pursuant to Section 18(a), above) Tenant's pro-rata share of the total amount then due and owing to Tenant’s Contractor (which pro-rata share shall equal a fraction, the numerator of which shall equal the Over-Allowance Amount, and the denominator of which shall equal the Construction Budget), and such payment by Tenant shall be a condition to Landlord's obligation to pay any additional amounts of the Allowance. The Over-Allowance Amount shall be paid for by Tenant out of its own funds and disbursed by Tenant directly to the Contractor as set forth in this Section. In the event that, after the Construction Budget has been delivered by Tenant to Landlord, the costs relating to the design and construction of the Tenant Improvements shall change, any additional costs necessary to such design and construction in excess of the Construction Budget, shall be deemed to be an addition to the Over-Allowance Amount. In connection with any payment of the Over-Allowance Amount made by Tenant pursuant to this Section 18, Tenant shall provide Landlord with the documents described in Section 18(a)(i) and (ii) above, for Landlord's approval, prior to Tenant paying such costs.

19.    Intentionally Omitted.

20.    Arbitration of Certain Disputes. All disputes between the parties to this Lease arising out of or relating to (i) the applicability and duration of Tenant Delays, Landlord Delays and Force Majeure Delays; (ii) the planning, design, management, administration, bidding, construction, and Substantial Completion of the Base Building Work and the Tenant Improvements, pursuant to this Exhibit C; (iii) the occurrence of the Delivery Date; (v) the determination of the rentable square feet of the Premises, Building or Project; (vi) Tenant’s right to an Allowance disbursement; or (vii) the reasonableness of any consents or approvals (or conditions to such consents or approvals) required by either party under this Exhibit C, shall be decided by arbitration which shall be conducted and determined in the City of Seattle, County of King in accordance with the then prevailing rules of JAMS or its successor for arbitration of commercial disputes; provided, however, either party may elect to expedite such arbitration by sending notice of such election to the other party and, in such instance, the parties agree to arbitrate the selected issue within twenty (20) days of delivery of such notice.

Exhibit C

EXHIBIT D
COMMENCEMENT DATE CERTIFICATE
Landlord:    ______________________________
Tenant:    ______________________________
Lease Date:    _________________________, 20__
Premises:    _______________________________
_______________________________
1. Tenant has unconditionally accepted the Premises and acknowledges that the Premises and the Project are in the condition required under the Lease.
2. The Commencement Date of the Lease is _________________________, 20__.
3. The Expiration Date of the Lease is ______________________________, ____.
4. The Rentable Area of the Premises is ___________________.
5. Tenant acknowledges that it has received the full amount of the Allowance except for the sum of $____________.
6. Attached hereto is Tenant’s certificate of insurance.

Landlord	Tenant
,	,
a	a

By:	By:
Name:	Name:
Its:	Its:

FEIN:

Exhibit D

EXHIBIT E
ADDITIONAL PROVISIONS

1.Extension.
1.1    Right to Extend. Tenant shall have two (2) options to extend the Term (each an “Option”) a period of seven (7) years each (each an “Extension Term”). During the Extension Term, all of the terms, covenants and conditions of the Lease shall also apply, except that the Option thus exercised shall be void and may not be exercised again and Base Rent shall be determined as set forth below.
1.2    Exercise of Options. Each Option may be exercised by Tenant only in accordance with the following procedure. Tenant must deliver written notice (“Exercise Notice”) to Landlord not more than fifteen (15) months nor less than (1) year prior to the then-scheduled expiration of the Term, stating that Tenant is exercising the Option; such Exercise Notice shall be irrevocable. Tenant may elect, at the time it delivers its Exercise Notice, to reduce the Premises by terminating the Lease with respect to the top floor or the top two floors (a “Reduction Option”) (with such termination being effective at the commencement of the exercised Extension Term). After Landlord’s receipt of Tenant’s Exercise Notice, Landlord shall deliver notice (“Option Rent Notice”) to Tenant setting forth the Landlord’s determination of the Base Rent for the Extension Term. Within ten (10) business days after receipt of the Option Rent Notice, Tenant shall provide Landlord with irrevocable written notice (“Tenant’s Response”) stating either (a) that Tenant accepts Landlord’s determination of Base Rent in the Option Rent Notice, or (b) that Tenant objects to Landlord’s determination of Base Rent and elects to determine Market Rent in accordance with Section 38.4. If Tenant fails to timely deliver a Tenant’s Response, Tenant shall be deemed to have objected to the Base Rent in the Option Rent Notice and elected to determine Market Rent in accordance with Section 38.4. Time is of the essence hereof and late notice shall not be effective. If Tenant does not give an Exercise Notice on or before the dates specified above, Tenant shall be deemed to have irrevocably waived the right to exercise the Option. If Tenant does not exercise the first Option, the second Option shall be null and void and of no further force or effect. Landlord shall not be required to give effect to an Option if an Event of Default is outstanding as the date of the Exercise Notice or Tenant’s Response. The rights contained in this Article shall be personal to the original Tenant and may only be exercised by the original Tenant, a Permitted Transferee which takes an Assignment of the Lease, or an “Approved Assignee” (but not by any other sublessee or assignee). An Approved Assignee shall be an assignee that is approved by Landlord pursuant to Section 12.1 above, and also meets the requirement of having investment grade credit (with investment grade credit being defined as BBB or better pursuant to Moody’s and/or Standard and Poor’s) both at the time of assignment and at the time of Option exercise. In addition, an Approved Assignee must be in full occupancy of the Building at the time it takes an assignment and at the time it exercises such Extension Right. An Approved Assignee shall have no right to exercise the Reduction Option.
1.3    Rent During Extension Term. The Base Rent payable by Tenant during each Extension Term shall be equal to the Market Rent. “Market Rent” shall mean the applicable base rent (taking into account all escalations, additional rent and other charges as well as Landlord concessions, including, but not limited to, brokerage commissions, Free Rent, and Tenant Improvement Allowances) that tenants, as of the commencement of the Extension Term, are paying for new, direct leases with a seven year term (or with different terms if there are not sufficient comparables with seven (7) year terms) for non-sublease, non-equity comparable space in comparable buildings in the Seattle Central Business District and Lake Union submarkets. Comparable space shall include whether the space has views. For purposes of this Section 38.3, “Free Rent” shall include only rent that is abated or not charged from and after the time that a tenant has completed its tenant improvements such that the premises are in a condition to be occupied.

Exhibit E

The determination of Market Rent shall take into consideration the value of the existing improvements in the Premises, as compared to the value of the existing improvements in such comparable space, with such value to be based upon the age, quality and layout of the improvements. Sublease and expansion transactions shall not be considered in establishing Market Rent. Landlord cannot be compelled to pay any concessions or allowances to Tenant during the Extension Term but market rate concessions and allowances for lease extensions may be considered in establishing Market Rent. Market Rent may include periodic or annual increases if such increases are consistent with then-existing market conditions.
1.4    Determination of Market Rent. If Tenant’s Response elects to determine Market Rent under this provision, Landlord and Tenant shall negotiate in good faith to attempt to agree upon the Market Rent. If Landlord and Tenant do not reach agreement within twenty-one (21) days after delivery of Tenant’s Response to Landlord (“Outside Agreement Date”), then each party shall make a separate determination of the Market Rent (which determination may include periodic adjustments) which shall be submitted to each other and to arbitration in accordance with the following terms. The determination of the arbitrators shall be limited solely to deciding whether Landlord’s or Tenant’s submitted Market Rent schedule is the closest to the actual Market Rent as determined by the arbitrators and the arbitrators shall have no ability to amend this Lease, modify the definition of Market Rent or to propose a middle ground.
(a)    Within ten (10) days of the Outside Agreement Date Landlord and Tenant shall each appoint one arbitrator and shall notify the other party in writing of such selection. Each arbitrator shall by profession be a current real estate broker or appraiser of office space in the immediate vicinity of the Project, and who has been active in the downtown Seattle and Lake Union submarkets of Seattle over the last five (5) years.
(b)    The two (2) arbitrators so appointed shall, within five (5) business days of the date of the appointment of the last appointed arbitrator, agree upon and appoint a third arbitrator who shall be qualified under the same criteria set forth above and, in addition, shall not have acted on behalf of either party, except as a neutral arbitrator, in the prior three (3) years. If the two arbitrators fail to agree upon and appoint a third arbitrator, then either party can petition a court to appoint the third arbitrator meeting the qualifications set forth herein.
(c)    The three (3) arbitrators shall within fifteen (15) days of the appointment of the third arbitrator to determine which party’s submitted Market Rent schedule is the closest to the actual Market Rent as determined by the arbitrators. The arbitrators shall consider all written materials submitted and may, upon notice to both parties, request additional information be submitted in writing but shall not hold a hearing or take oral testimony. The arbitrators shall notify Landlord and Tenant of their decision in writing. The decision of the majority of the three (3) arbitrators shall be binding upon Landlord and Tenant. The arbitrators shall have no power to modify the provisions of this Lease.
(d)    If either Landlord or Tenant fails to appoint an arbitrator within ten (10) days after the applicable Outside Agreement Date, the single arbitrator appointed shall determine the Market Rent and shall notify Landlord and Tenant thereof, and such arbitrator’s decision shall be binding upon Landlord and Tenant.
(e)    Each party shall pay the fees and expenses of the arbitrator appointed by it and shall share equally the fees and expenses of the third arbitrator.
(f)    If Base Rent has not been finalized prior to the first day of the Extension Term, Tenant will pay Base Rent at a rate equal to one hundred ten percent (110%) of the Base Rent in effect immediately prior to the Extension Term until Base Rent is determined. The amount of the new Base Rent will be applied retroactively to the beginning of the Extension Term, and any adjustment will be made with the next installment of Base Rent due, after Base Rent is determined. Landlord and Tenant

Exhibit E

shall within thirty (30) days after the determination of the Base Rent, execute an amendment to this Lease, documenting the new termination date and the Base Rent for the Extension Term.
1.5    Reduction Option. If Tenant exercises its Reduction Option, the Lease shall be amended to reflect a multi-tenant Building (including a reduction of sign rights, creation of a shared building lobby, a change in parking rights, and similar multi-tenant lease matters), parking shall be proportionately reduced, Tenant’s roof rights shall be reduced, Tenant shall be obligated to restore any portion of the Premises for which the Lease been terminated (including removal and restoration of any internal stairs) and the Lease shall be amended to provide for necessary access to Building facilities and Common Areas.
2.    Retail Leasing.
Landlord shall use commercially reasonable efforts to secure food-based operators for both of the two (2) retail spaces along 34th Street (with some combination of the two ordinarily operating from at least 7 a.m. to 8 p.m., Monday through Friday) (hereinafter defined as the "Retail Hurdle").

Landlord shall use commercially reasonable efforts to achieve the Retail Hurdle on or before the date that is 6 months after Tenant certifies to Landlord that Tenant has 400 employees working in the Premises (the “Hurdle Date”). If Landlord achieves the Retail Hurdle on or before the Hurdle Date, the retail tenants must remain open for more than 12 months after such tenants' initial occupancy; if a retail tenant goes dark within 12 months after initial occupancy, Landlord shall have six months after the retail tenant goes dark to relet or re-open the applicable retail premises, and the new retail must then be open for 12 months after the new tenant’s initial occupancy. If Landlord fails to timely relet, the Retail Hurdle shall be deemed not to have been met.

If Landlord fails to achieve the Retail Hurdle, Tenant shall receive a one-time additional one (1) month of Base Rent credit. The Base Rent credit shall be calculated based upon the Base Rent in the month where Landlord fails to meet the Retail Hurdle, and shall be spread in 12 equal increments, over the calendar year after Landlord fails to achieve Retail Hurdle.

Notwithstanding Tenant’s exclusive right to the garage described in Section 33 above but subject to the provisions thereof, Landlord may elect to recapture 5 daytime parking spaces and 20 evening parking spaces for use by retailers in order to effect retail leasing. If Landlord exercises such option, the number of Tenant’s Parking Passes shall be reduced by one (1) for each daytime space so recaptured.

3.	Leasing Restrictions.
Landlord is prohibited from leasing to the following companies and categories of business activity from the Building:
•Amazon
•Google
•Microsoft
•Cisco
•Any call center operator;
•Any social welfare or government services activity;

•	Any retail “off-premise” (take-away) operation which has more than 40% of its gross sales in any combination of: liquor, beer, and/or cigarettes;

•	Any medical or healthcare activity, including health clinics, testing/lab services, and medical marijuana;

•	Any business involved in the sale, rental, or display of pornography, sex toys, or any other sex-based activity;

Exhibit E

•	Any activity which is expressly and primarily political or religious, such as an election campaign office or prayer center.

4.    Sales Tax Deferral.
Retail sales tax otherwise applicable to portions of construction of Landlord’s Work and the Tenant Improvements are eligible for deferral pursuant to RCW 82.63 (the "Sales Tax Deferral") based on Tenant's intended uses of the Premises. Landlord and Tenant have previously applied for a Sales Tax Deferral in the form attached as Exhibit H. Landlord agrees that if Tenant elects to modify the Sales Tax Deferral, Landlord will cooperate with the Tenant’s application for the same, at Tenant’s sole cost and expense. Landlord agrees that Tenant is entitled to the economic benefit of the Sales Tax Deferral, both for construction of the Base Building Work and the Tenant Improvements. Accordingly, the amount of any Sales Tax Deferral applicable to the Base Building Work will be applied in equal installments over the first eight (8) years of the Lease Term as a credit against payments of Rent due under the Lease. Tenant shall comply with requirements of the Sales Tax Deferral, and shall defend, indemnify and hold Landlord harmless from any liability under the Sales Tax Deferral, including any deferred taxes owed, along with any penalties and interest to the extent such liability arises from time periods for which Tenant has received rent credits, plus any interest on deferred amounts that have not been credited to Tenant, but which Landlord is required to pay. Tenant will provide Landlord with copies of all applications, reports and correspondence Tenant submits to or receives from the Washington Department of Revenue regarding the Sales Tax Deferral. The current Sales Tax Deferral is a 50% deferral of eligible costs of the Base Building Work. Landlord and Tenant estimate that the total eligible costs subject to deferral for the Base Building Work will be approximately $65,000,000, resulting in an estimated Sales Tax Deferral for the Base Building Work of approximately $3,120,000. After completion of the Base Building Work, Landlord will provide Tenant with a summary accounting of the actual Base Building Work costs that are subject to the sales tax and eligible for the deferral, and that number shall be credited against Rent due under the Lease in equal annual installments for the first eight (8) years of the Term. With respect to Tenant Improvement Sales Tax Deferral, Landlord and Tenant agree that Tenant shall receive the benefit of the Sales Tax Deferral by direct savings to the extent that the Tenant Improvement costs exceed the Allowance. To the extent that the Tenant Improvement costs are equal to or lesser than the Allowance, the Sales Tax Deferral benefit that Landlord has received by virtue of a savings on the Allowance shall be credited against Rent in the same manner as the credit of the Base Building Work Sales Tax Deferral Benefit. Landlord and Tenant do not anticipate that any such savings will be recognized, as it is anticipated that Tenant will utilize all of the Allowance.

Exhibit E

EXHIBIT G
SUBORDINATION, NON-DISTURBANCE AND ATTORNMENT AGREEMENT
SUBORDINATION, NON-DISTURBANCE AND ATTORNMENT AGREEMENT
THIS SUBORDINATION, NON-DISTURBANCE AND ATTORNMENT AGREEMENT (this “Agreement”) executed on the date(s) indicated on each acknowledgment, but effective as of _________________, 20__, among BANK OF THE OZARKS ("Lender"), TABLEAU SOFTWARE, INC., a Delaware corporation ("Tenant"), and NORTHEDGE DEVELOPERS LLC, a Delaware limited liability company ("Landlord").
S T A T E M E N T O F B A C K G R O U N D
Landlord and Tenant (or the predecessor in interest to either) entered into that certain [Lease Agreement], dated ____________, 20__ (as the same may be amended, supplemented or otherwise modified from time to time, the "Lease"), relating to the premises described therein (the "Premises") and being part of the Property (as defined below). Lender has made or has committed to make a loan (the “Loan”) to Landlord (or Landlord's successor in interest) secured by a deed of trust, mortgage or security deed (the "Mortgage") and an assignment of leases and rents (the “Assignment of Leases”) from Landlord to Lender covering certain property located at [STREET, CITY, STATE ZIP] as more particularly described in the Mortgage (the "Property"), and including the Premises. Tenant has agreed that the Lease shall be subject and subordinate to the Mortgage, provided that, subject to the terms of this Agreement, Tenant is assured of continued occupancy of the Premises under the terms of the Lease.
S T A T E M E N T O F A G R E E M E N T
For and in consideration of the mutual covenants herein contained, the sum of Ten Dollars ($10.00) and other good and valuable considerations, the receipt and sufficiency of which are hereby acknowledged, and notwithstanding anything in the Lease to the contrary, it is hereby agreed as follows:
Lender, Tenant and Landlord do hereby covenant and agree that the Lease with all rights, options (including options to acquire or lease all or any part of the Premises), liens and charges created thereby, is and shall continue to be subject and subordinate in all respects to the Mortgage and to any renewals, modifications, consolidations, replacements and extensions thereof and to all advancements made thereunder (subject to the provisions of this Agreement).
Lender does hereby covenant and agree with Tenant that, in the event Lender (or its designee) acquires title to the Premises by foreclosure, conveyance in lieu of foreclosure or otherwise, so long as Tenant is not in default under the Lease beyond any applicable notice and cure periods, (a) the Lease shall continue in full force and effect as a direct Lease between Lender (or its designee) and Tenant, upon and subject to all of the terms, covenants and conditions of the Lease, for the balance of the term of the Lease (including any extensions thereof), and Lender will not disturb the possession of Tenant, and (b) the Premises shall be subject to the Lease and Lender shall recognize Tenant as

Exhibit G

the tenant of the Premises for the remainder of the term of the Lease (including any extensions thereof) in accordance with the provisions thereof; provided, however, that Lender shall not be (i) subject to any claims, offsets or defenses which Tenant might have against any prior landlord (including Landlord), unless Tenant has an express right (to any such claim, offset or defense) under the terms of the Lease and unless further that the basis of such claim(s), offset(s) or defense(s) is a default under the Lease which is continuing after Lender (or its designee) acquires title to the Premises and Lender had notice thereof and an opportunity to cure such default in accordance with Section 4, (ii) liable for any act or omission of any prior landlord (including Landlord), but shall be responsible for the cure of any such act or omission if same is a default under the Lease which is continuing after Lender (or its designee) acquires title to the Premises and Lender had notice thereof and an opportunity to cure such default in accordance with Section 4, (iii) bound by any rent or additional rent which Tenant might have paid for more than the current month or any security deposit or other prepaid charge paid to any prior landlord (including Landlord), except to the extent such sums are actually received by Lender (or its designee), or (iv) bound by any amendment or modification of the Lease made without its written consent. Nothing contained herein shall prevent Lender from naming Tenant in any foreclosure or other action or proceeding initiated by Lender pursuant to the Mortgage to the extent necessary under applicable law in order for Lender to avail itself of and complete the foreclosure or other remedy.
Tenant does hereby covenant and agree with Lender that, in the event Lender (or its designee) acquires title to the Premises by foreclosure, conveyance in lieu of foreclosure or otherwise, then Tenant shall attorn to and recognize Lender (or its designee) as the landlord under the Lease for the remainder of the term thereof (including any extensions thereof), and Tenant shall perform and observe its obligations thereunder, subject only to the terms and conditions of the Lease. Tenant further covenants and agrees to execute and deliver upon request of Lender an appropriate agreement of attornment to Lender and any subsequent titleholder of the Premises (subject to the provisions of this Agreement).
Tenant acknowledges that Landlord will execute and deliver to Lender the Assignment of Leases as security for the Loan, and Tenant hereby expressly consents to such assignment. Tenant agrees to notify Lender of any default(s) by Landlord under the Lease and Lender shall have the same right to cure such default(s) as is provided to Landlord under the Lease.
Lender shall have no obligation or incur any liability with respect to the construction or completion of the improvements in which the Premises are located or for completion of the Premises or any improvements for Tenant’s use and occupancy. Notwithstanding the foregoing, if Lender (or its designee) shall acquire title to the Premises, Lender shall make funds available to Tenant for improvements of the Premises as set forth in the Lease (up to but not in excess of the “Allowance” as more particularly defined in the Lease) to the extent all of the following conditions apply: (i) Lender shall have not already made an advance or disbursement to Landlord or any other party with respect to such amounts for the Allowance work, (ii) the tenant improvement work has been completed in a lien-free manner and to the reasonable satisfaction of Lender, (iii) Tenant has funded any required portion of the tenant improvements which exceeds the amount of the Allowance as provided in the Lease and (iv) there has been no material adverse change in Tenant’s financial condition. Lender shall have no obligations nor incur any liability with respect to any warranties

Exhibit G

of any nature whatsoever, including, any warranties respecting use, compliance with zoning, hazardous wastes or environmental laws, Landlord's title, Landlord's authority, habitability, fitness for purpose or possession, except to the extent contained in the Lease. In the event that Lender (or its designee) acquires title to the Premises, Lender shall have no obligation, nor incur any liability, beyond Lender's then equity interest, if any, in the Premises (including without limitation the rents, profits and proceeds thereof), and Tenant shall look exclusively to such equity interest of Lender, if any, in the Premises (including without limitation the rents, profits and proceeds thereof) for the payment and discharge of any obligations or liability imposed upon Lender hereunder, under the Lease or under any new lease of the Premises.
The Lease is in full force and effect and there are no amendments, supplements or modifications of any kind (except as referenced above) and together herewith constitutes the entire agreement between Tenant and Landlord with respect to the Premises. There are no other promises, agreements, understandings, or commitments of any kind between Landlord and Tenant with respect to the Premises or any other space at the Property.
If any portion or portions of this Agreement shall be held invalid or inoperative, then all of the remaining portions shall remain in full force and effect, and, so far as is reasonable and possible, effect shall be given to the intent manifested by the portion or portions held to be invalid or inoperative.
This Agreement shall be governed by and construed in accordance with the laws of the State of Washington.
Lender shall not, either by virtue of the Mortgage, the Assignment of Leases or this Agreement, be or become a mortgagee in possession or be or become subject to any liability or obligation under the Lease or otherwise until Lender acquires title to the Premises by foreclosure, conveyance in lieu of foreclosure or otherwise, and then such liability or obligation of Lender under the Lease shall extend only to those liabilities or obligations accruing subsequent to the date that Lender has acquired the interest of Landlord in the Premises as modified by the terms of this Agreement.
Any and all notices, elections, approvals, consents, demands, requests and responses thereto ("Communications") permitted or required to be given under this Agreement shall be in writing and shall be deemed to have been properly given (i) if mailed by first class United States mail, postage prepaid, registered or certified with return receipt requested; (ii) by delivering same in person to the intended addressee; or (iii) by delivery to a reputable independent third party commercial delivery service for same day or next day delivery and providing for evidence of receipt at the office of the intended addressee. Communications (i) mailed shall be effective upon two (2) Business Days' following its deposit (properly addressed) with the United States Postal Service or any successor thereto; (ii) given by personal delivery shall be effective only if and when received (or refused) by the addressee; (iii) sent by a reputable commercial delivery service shall be effective upon the transmitting parties' receipt of written verification of delivery (or refused) from such reputable commercial delivery service at the proper address indicated hereinbelow; and (iv) given by other means shall be effective only if and when received (or refused) at the designated address of the

Exhibit G

intended addressee. For purposes of Communications, the addresses of the parties shall be as set forth below:

Lender:	BANK OF THE OZARKS 8201 Preston Road Suite 700 Dallas, Texas 75225 Attn: Brannon Hamblen

with a copy to:	BANK OF THE OZARKS 6th and Commercial P.O. Box 196 Ozark, Arkansas 72949 Attn: Robert Lloyd

Landlord:	___________________________ ___________________________ ___________________________ Attn: ______________________

with a copy to:	___________________________ ___________________________ ___________________________ Attn: ______________________

Tenant:	___________________________ ___________________________ ___________________________ Attn: ______________________

with a copy to:	___________________________ ___________________________ ___________________________ Attn: ______________________
Any of the foregoing parties shall have the right to change its address for notice hereunder to any other location within the continental United States by the giving of thirty (30) days' notice to the other party in the manner set forth herein.
This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, legal representatives, successors, successors‑in‑title and assigns. When used herein, the term "landlord" refers to Landlord and to any successor to the interest of Landlord under the Lease.
This Agreement may be executed in any number of counterparts, each of which shall be effective only upon delivery and thereafter shall be deemed an original, and all of which shall be

Exhibit G

taken to be one and the same instrument, for the same effect as if all parties hereto had signed the same signature page. Any signature page of this Agreement may be detached from any counterpart of this Agreement without impairing the legal effect of any signatures thereon and may be attached to another counterpart of this Agreement identical in form hereto but having attached to it one or more additional signature pages. This Agreement may be transmitted and/or signed by facsimile or e-mail transmission (e.g., “pdf” or “tif”).
[SIGNATURE PAGE FOLLOWS]

Exhibit G

EXECUTED to be effective as of the date first written above.

LENDER:

BANK OF THE OZARKS

By:
	Name:	Brannon Hamblen
	Title:	Director of Asset Management - Real Estate Specialties Group

STATE OF TEXAS	§
	§	SS:
COUNTY OF DALLAS	§
BEFORE ME, a Notary Public in and for said County and State, personally appeared Brannon Hamblen, Director of Asset Management – Real Estate Specialties Group of Bank of the Ozarks, LENDER in the foregoing, and he acknowledged that he did sign said instrument for and on behalf of said banking corporation, as the voluntary act and deed of said banking corporation, for all the uses and purposes therein mentioned.
IN TESTIMONY WHEREOF, I have hereunto subscribed my name and affixed my notarial seal on this _____ day of ______________, 20__.

Notary Public

Commission Expiration Date:

Exhibit G

TENANT:

TABLEAU SOFTWARE, INC.,
a Delaware corporation

By:
Name:
Title:

STATE OF	§
	§	SS:
COUNTY OF	§
BEFORE ME, a Notary Public in and for said County and State, personally appeared _____________________________________________________________, ___________________________, of ______________________________________________, a(n) __________________________, TENANT in the foregoing, and (s)he acknowledged that (s)he did sign said instrument for and on behalf of said _____________________________, as the voluntary act and deed of said ____________________________, for all the uses and purposes therein mentioned.
IN TESTIMONY WHEREOF, I have hereunto subscribed my name and affixed my notarial seal on this _____ day of ___________________, 20___.

Notary Public

Commission Expiration Date:

Exhibit G

LANDLORD:

NORTHEDGE DEVELOPERS LLC,
a Delaware limited liability company

By:
Name:
Title:

STATE OF	§
	§	SS:
COUNTY OF	§
BEFORE ME, a Notary Public in and for said County and State, personally appeared _____________________________________________________________, ___________________________, of ______________________________________________, a(n) __________________________, LANDLORD in the foregoing, and (s)he acknowledged that (s)he did sign said instrument for and on behalf of said _____________________________, as the voluntary act and deed of said ____________________________, for all the uses and purposes therein mentioned.
IN TESTIMONY WHEREOF, I have hereunto subscribed my name and affixed my notarial seal on this _____ day of ___________________, 20___.

Notary Public

Commission Expiration Date:

Exhibit G